SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO.__)

Filed by the Registrant   x

Filed by a Party other than the Registrant

Check the appropriate box:

x  Preliminary Proxy Statement      Confidential, for Use of the Commission Only
                                         (as Permitted by Rule 14a-6(e)(2))


Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                             COX TECHNOLOGIES, INC.

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

2.   Form, Schedule or Registration Statement No.:

3.   Filing Party:

4.   Date Filed:

                             COX TECHNOLOGIES, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY , 2004

TO OUR SHAREHOLDERS:

         Notice is hereby given that a Special Meeting of Shareholders of Cox Technologies, Inc. (the "Company") will be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina, on February , 2004, at 9:00 a.m. local time, for the following purposes:


     1. To approve the proposed sale of substantially all of our assets to Sensitech Inc., as described in more detail in the accompanying proxy statement.

     2. To approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc., substantially in the form of Annex B attached to the accompanying proxy statement, including the liquidation and dissolution of Cox Technologies contemplated thereby.

     3. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

         The Board of Directors has fixed December , 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the special meeting during ordinary business hours at the corporate office of the Company, 69 McAdenville Road, Belmont, North Carolina, during the ten (10) business days prior to the special meeting and during the special meeting.


                                               For the Board of Directors,

                                               /s/ JAMES L. COX

                                               DR. JAMES L. COX
                                               Chairman, President and
                                               Chief Technology Officer

Dated: December  , 2003


The form of proxy is enclosed to enable you to vote your shares at the special meeting. You are urged to mark, sign, date and return the proxy promptly in the accompanying envelope. This is important whether you own few or many shares. Delay in returning your proxy may subject the Company to additional expense. Any person giving a proxy has the power to revoke it at any time prior to its exercise, and if you attend the meeting in person, you may withdraw your proxy and vote your shares in person if you so choose.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


Q: What proposals will be voted on at the Special Meeting?

A: The following two proposals will be voted on at the Special Meeting:

The first proposal to be voted on is whether to approve the sale of substantially all of our assets to Sensitech Inc., a Delaware corporation. The assets Cox Technologies proposes to sell to Sensitech primarily consist of our products, intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property pursuant to the terms of the Asset Purchase Agreement attached as Annex A. The proposed sale of assets is referred to as "the asset sale". The assets to be sold in the asset sale are substantially all of the assets of Cox Technologies other than cash, certain equipment and inventory relating to the Vitsab product line and certain office furniture and computer equipment. See "Proposal No. 1--To Approve the Proposed Asset Sale" for a more detailed description of the transaction with Sensitech.

The second proposal to be voted on is whether to approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc., substantially in the form of Annex B attached to the accompanying proxy statement, including the liquidation and dissolution of Cox Technologies contemplated thereby. This Plan and the liquidation and dissolution of Cox Technologies contemplated by the Plan are referred to as "the plan of dissolution."


Q: Who is the purchaser?

A: The purchaser of Cox Technologies' assets will be Sensitech Inc. Sensitech is a privately held company with its principal place of business at 800 Cummings Center, Suite 258X, Beverly, Massachusetts. Sensitech is a provider of advanced supply chain process management solutions, including temperature monitoring and recording devices. Sensitech will purchase the Cox Technologies assets through Cox Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sensitech formed for the purpose of consummating the purchase.


Q: What is the purchase price for Cox Technologies' assets?

A: Sensitech will pay us a total purchase price of approximately $10,532,000 for our assets, subject to adjustments set forth in the Asset Purchase Agreement. The purchase price will be paid as follows (1) $10,240,000 in cash and (2) approximately $292,000 through the assumption of certain payables of Cox Technologies. The purchase price will be adjusted to the extent the value of the receivables and inventory being purchased less the amount of payables and certain claims being assumed deviates from a targeted amount of $1,754,000 and as otherwise set forth in the Asset Purchase Agreement. Cox Technologies will receive $9,990,000 of the cash payment at closing. Sensitech will hold the remaining $250,000 for six months as security against claims that may be brought as a result of any inaccuracy or omission made by Cox Technologies in the Asset Purchase Agreement. Sensitech will pay Cox Technologies the remaining $250,000 cash payment, less the amount of claims, six months after the closing of the asset sale.


Q: What will happen if the asset sale is approved?

A: If the asset sale set forth in the Asset Purchase Agreement is approved, we will consummate the sale of assets subject to satisfaction of the closing conditions set forth in the Asset Purchase Agreement. We anticipate the transaction will close shortly after the Special Meeting.

Q: What will happen if the plan of dissolution is approved?

A: If the plan of dissolution is approved, subsequent to closing the Asset Purchase Agreement and after we fulfill certain manufacturing obligations to Sensitech for a transitional period anticipated to end no later than June 1, 2004, we will file Articles of Dissolution with the North Carolina Secretary of State, complete the liquidation of our remaining assets, including assets relating to our Vitsab product line, satisfy (or make provisions to satisfy) our remaining obligations and make distributions to our shareholders of any available liquidation proceeds. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Principal Provisions of the Plan."


Q: When will shareholders receive any payment from our liquidation?

A: Subject to closing the asset sale and to the shareholder approval of the plan of dissolution, we anticipate that an initial distribution of liquidation proceeds, if any, will be made to our shareholders in the second or third calendar quarter of 2004. Thereafter, as we liquidate our remaining assets and properties we will distribute liquidation proceeds, if any, to our shareholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed before December 31, 2004. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Liquidating Distributions; Nature; Amount; Timing."


Q: What is the amount of the payment that shareholders will receive from our liquidation?

A: Assuming that the asset sale is consummated on the terms described in this proxy statement, and that we complete our dissolution by the end of 2004, we estimate that the amount ultimately distributed to our shareholders will be in the range of $0.15 to $0.19 per share. The range of $0.15 to $0.19 per share is based on our estimates of the total consideration Sensitech will pay us in the asset sale, our existing cash reserves, our liabilities and what our revenues and expenses will be from the closing date of the sale until our final dissolution. Factors that may affect the per share distribution amount to shareholders include the amount of the purchase price adjustment, if any, and the actual amount of expenses we incur for such things as legal and accounting fees, operating expenses and expenses related to the proposed transaction, amount of other revenues from operation and sale of assets not transferred in the sale, as well as other liabilities we incur that would reduce the per share distribution amount. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Liquidating Distributions; Nature; Amount; Timing."


Q: What will happen if the asset sale is not approved?

A: We will review all options for continuing operations, and we will potentially seek to sell our stock or assets to a third party. There can be no assurance that any third party will offer to purchase the assets for a price equal to or greater than the price proposed to be paid by Sensitech in the asset sale, or that the assets can be sold at all.


Q: Is the liquidation conditioned upon the completion of the asset sale to Sensitech?

A: Yes. The liquidation as currently proposed is conditioned upon completion of the asset sale to Sensitech. If the asset sale to Sensitech is not approved by our shareholders or is not consummated for other reasons, we will review all possibilities for the continued operations or sale of our business and will not necessarily complete the liquidation of our assets. It is uncertain what amount would be received upon the sale of our assets, when such amounts would be received, if such amount would be enough to pay all of our outstanding liabilities, or if there would be any funds available to distribute to shareholders thereafter.

Q: Is the asset sale to Sensitech conditioned upon the liquidation being approved?

A: No. The asset sale to Sensitech is not conditioned upon the liquidation being approved.


Q: What will happen if the asset sale is approved but the plan of dissolution is not approved?

A: After the sale of assets to Sensitech, we will have no assets with which to generate revenue other than some minor assets relating to our Vitsab product line. If the plan of dissolution is not approved, we will complete the sale of substantially all of our assets, including our products, intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property to Sensitech, and we would use the cash received from the asset sale to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of dissolution. It is also expected that Sensitech will hire some of our employees. We would have no business or operations after the transfer of our assets, other than those related to our Vitsab product line and certain transitional manufacturing obligations to Sensitech for a period anticipated to end no later than June 1, 2004. Thereafter, we will have retained only those employees required to maintain our corporate existence. We do not intend to invest in another operating business.


Q: What will happen to the Vitsab product line after the asset sale?

A. We will attempt to sell our assets relating to the Vitsab product line. In connection with the Asset Purchase Agreement, we entered into an agreement with Sensitech that provides Sensitech a right-of-first-refusal should we reach an agreement to sell the Vitsab assets to certain parties. This Vitsab Agreement also provides Sensitech the option of purchasing the Vitsab assets six months after closing of the Asset Purchase Agreement for a price of $25,000 plus the assumption of liabilities associated with Vitsab.


Q: What is the Board of Directors' recommendation with respect to the asset sale proposal and the plan of dissolution proposal?

A: Our Board of Directors recommends a vote " FOR " approval of the asset sale and "FOR" approval of the plan of dissolution.


Q: Why does the Board of Directors believe the asset sale and plan of dissolution are in the best interest of Cox Technologies shareholders?

A: The Board considered the risks and challenges facing the company in the future as compared to the opportunities available to the company in the future and concluded that the asset sale and plan of dissolution was the best alternative for maximizing value to our shareholders. See "Proposal 1-To Approve the Proposed Asset Sale-Background of the Asset Sale and Dissolution of Cox Technologies" and "Proposal 1-To Approve the Proposed Asset Sale-Cox Technologies' Reasons for the Asset Sale; Board Recommendation.""


Q: Has anyone else considered the fairness of the sale?

A: The Board of Directors retained Ensemble Consulting LLC, a company that provides fairness opinions in business transactions, to provide the Board with its fairness opinion relating to the consideration to be received by Cox Technologies and the economic terms and conditions of the sale. Ensemble Consulting has issued its opinion to the Board to the effect that, as of December 12, 2003 and based upon and subject to certain assumptions, the consideration to be paid by Sensitech in the sale and the economic terms and conditions of the sale are fair to the Cox Technologies shareholders from a financial point of view. You should carefully read the fairness opinion that is attached as Annex C.

Q: Do I have any appraisal rights in connection with the asset sale or dissolution?

A: No. Our shareholders do not have appraisal rights in connection with the asset sale or dissolution.


Q: What vote is required?

A: The proposal to approve the asset sale to Sensitech requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. The proposal to approve the plan of dissolution also requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders


Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Cox Technologies to conduct business at the meeting. See "Information Concerning Solicitation and Voting."


Q: Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before proxies are voted at the meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our Chief Financial Officer, John Stewart, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See "Information Concerning Solicitation and Voting."


Q: If my broker holds my Cox Technologies shares in "street name", will the broker vote the shares on my behalf?

A: A broker will vote Cox Technologies shares only if the holder of these shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non- votes," will not be voted in favor of such matter. Both the proposal to approve the plan of dissolution and the proposal to approve the asset sale are proposals that require the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. Accordingly, broker non-votes will have the effect of a vote against both proposals. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."


Q: Can I still sell my shares of Cox Technologies common stock?

A: Yes. Our common stock is traded on the nationwide over-the-counter market and is listed under the symbol "coxt.ob". We anticipate that we will request that our common stock cease trading immediately upon the filing of the Articles of

Dissolution with the North Carolina Secretary of State, which (subject to shareholder approval of the plan of dissolution) we anticipate will occur in June, 2004. In addition, we will close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the date we file the Articles of Dissolution with the North Carolina Secretary of State. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See "Proposal No. 2--To Approve the Plan of Complete Liquidation and Dissolution--Trading of the Common Stock and Interests in the Liquidating Trust or Trusts."


Q: Who can help answer my questions?

A: If you have any questions about the Special Meeting or the proposals to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact Kurt Reid at (704) 825-8146 ext. 239. Our public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov.

                             COX TECHNOLOGIES, INC.

                               69 McAdenville Road
                          Belmont, North Carolina 28012

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON FEBRUARY , 2004

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Cox Technologies, Inc. for use at our Special Meeting of Shareholders to be held on February , 2004 at 9:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina.

These proxy solicitation materials were mailed on or about January , 2004 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

Shareholders  of record as of the record date,  December , 2003, are entitled to
notice of and to vote at the Special Meeting. As of the record date,  [        ]
shares of our common stock were issued and outstanding.

Revocability of Proxies

Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice delivered to our Chief Financial Officer, John Stewart, at our principal executive offices at any time before it is exercised, or by voting in person at the Special Meeting.

Voting and Solicitation

Each share of common stock outstanding as of the record date will be entitled to one vote and shareholders may vote in person or by proxy. At the Special Meeting, we will be asking our shareholders to vote on a proposal to approve the sale of substantially all of our assets to Sensitech Inc., and a proposal to approve a Plan of Complete Liquidation and Dissolution of Cox Technologies, including the liquidation and dissolution of Cox Technologies contemplated thereby. The proposed sale of assets to Sensitech is referred to as "the asset sale" and the Plan of Complete Liquidation and Dissolution and the liquidation and dissolution contemplated by that Plan are referred to as "the plan of dissolution". Our Board of Directors knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by our directors, officers or regular employees. We will not pay any additional compensation to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

The presence in person or by proxy of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. The Inspector of Elections will tabulate votes cast by proxy or in person at the Special

Meeting with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented at the Special Meeting.

Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," and shares which abstain from voting as to a particular matter, will not be voted in favor of such matters. The proposal to approve the Plan of Complete Liquidation and Dissolution requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. The proposal to approve the asset sale to Sensitech also requires the affirmative vote of a majority of our outstanding shares to be approved by our shareholders. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Complete Liquidation and Dissolution and the proposal to approve the asset sale to Sensitech. Broker non-votes will be counted for purposes of determining the absence or presence of a quorum. We encourage all shareholders whose shares are held in street name to provide their brokers with instructions on how to vote.

                   CAUTION AGAINST FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning the value of our net assets, the anticipated liquidation value per share of common stock as compared to its market price absent the proposed liquidation, the timing and amounts of distributions of liquidation proceeds to shareholders, the estimates of ongoing expenses, and the likelihood of shareholder value resulting from the sale of substantially all of our assets. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that the sale of our non-cash assets could be lower than anticipated, that our expenses may be higher than estimated and that the settlement of our liabilities could be higher than expected, all of which would substantially reduce the distribution to our shareholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                 PROPOSAL NO. 1

                       TO APPROVE THE PROPOSED ASSET SALE

Parties to the Asset Sale

Cox Technologies, Inc.

Cox Technologies, a North Carolina corporation, is primarily engaged in the business of producing and distributing graphic and electronic transit temperature recording instruments, both domestically and internationally. These temperature recorders are marketed under the trade name Cox Recorders and produce a record that is documentary proof of temperature conditions. The Company also produces and markets Vitsab "smart label" technology.

Cox Technologies maintains its principal offices at 69 McAdenville Road, Belmont, North Carolina 28012, telephone (704) 825-8146.

Sensitech Inc.

Sensitech, a Delaware corporation, is a leading provider of cold chain monitoring, management and information solutions serving the worldwide perishable product supply chain. The company markets and sells its services to a broad range of customers in the food and pharmaceutical industries who are committed to protecting the freshness, integrity and efficacy of their temperature-sensitive products.

Sensitech maintains its principal offices at 800 Cummings Center, Suite 258X, Beverly, Massachusetts 01915, telephone (978) 927-7033.

Cox Acquisition Corp.

Cox Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Sensitech that was formed on December 10, 2003. Sensitech formed Cox Acquisition Corp. for the purpose of being the subsidiary entity through which Sensitech will consummate the purchase of the Cox Technologies assets. It currently has no business operations.

Cox Acquisition Corp. maintains its principal offices at 800 Cummings Center, Suite 258X, Beverly, Massachusetts 01915, telephone (978) 927-7033.


General

On December 12, 2003 our Board of Directors unanimously approved the Asset Purchase Agreement between Cox Technologies, Sensitech and Cox Acquisition Corp., under which we agree to sell substantially all of our assets to Sensitech (other than cash, certain equipment, furniture and our Vitsab product line) for a total purchase price of $10,532,000 (subject to adjustment), to be paid by Sensitech in a combination of cash and assumption of certain payables. The material terms of the Asset Purchase Agreement are summarized below. A copy of the Asset Purchase Agreement is attached as Annex A to this proxy statement. We encourage you to read the Asset Purchase Agreement in its entirety.

Assets to be Sold

The assets proposed to be sold to Sensitech, referred to as "the assets," consist of the assets currently used to operate Cox Technologies' business with respect to all product lines other than the Vitsab product line, including:


     * all intellectual property of any kind owned or used by Cox Technologies, and any and all causes of action or rights to damages or other remedies which Cox Technologies may be entitled due to infringement or misappropriation of any such intellectual property;

     * certain assumed contracts, including substantially all of our customer contracts, vendor and third-party vendor contracts;

     *    accounts receivable;

     *    inventory;

     *    other designated assets;

     * assumption of certain disclosed liabilities, including liabilities related to the assumed contracts and operating costs; and

     * all documents related to these assets, including all technical, regulatory, marketing and sales related documents.

The assets to be sold do not include:

     *    production equipment;

     *    cash;

     *    any asset associated with the Vitsab product line;

     * any asset associated with oil field operations now or previously owned by Cox Technologies;

     * any right, title or interest in and to real property or real property leases;

     * office equipment, machines, tools, fixtures, furniture and computers other than as designated; and

     * corporate assets such as qualifications to do business, taxpayer identification numbers, minute books, rights under employee benefit plans and liabilities associated with such plans.


Purchase Price

Sensitech will pay us a total purchase price of approximately $10,532,000 for the assets, subject to adjustments set forth in the Asset Purchase Agreement. The purchase price will be paid as follows (1) $10,240,000 in cash and (2) approximately $292,000 through the assumption of certain payables of Cox Technologies. The purchase price will be adjusted to the extent the value of the receivables and inventory being purchased less the amount of payables and certain claims being assumed deviates from a target of $1,754,000. The purchase price also will be adjusted if current top 50 customers of Cox Technologies indicate they will not transition all or substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $1,700,000.

We will receive $9,990,000 of the cash payment at closing. Sensitech will hold the remaining $250,000 for six months as security against claims that may be brought as a result of any inaccuracy or omission made by Cox Technologies in the Asset Purchase Agreement. Sensitech will pay us the remaining $250,000 cash payment, less the amount of any claims, six months after the closing of the asset purchase. Upon closing of the asset sale, the cash payable by Sensitech for our assets will be paid from Sensitech's cash reserves and proceeds from bank financing.

After the closing of the asset sale, and following the expiration of our manufacturing obligations described below, we will, subject to approval by our shareholders of Proposal 2, wind up our operating business, effect a complete liquidation and dissolution of the company, and distribute any remaining cash to our shareholders.

Our estimate of the range of proceeds distributed to shareholders assumes that the purchase price will be adjusted by an aggregate increase of between $150,000 and $550,000 (See "Proposal No. 2--To Approve the Plan of Liquidation and Dissolution--Estimated Distribution to Shareholders.") If the actual purchase price adjustment is outside that range, the distribution to shareholders may be less than $0.15 or greater than $0.19 per share.

Manufacturing Services

In connection with the Asset Purchase Agreement, we have agreed to provide manufacturing services to Sensitech for a transition period anticipated to end no later than June 1, 2004. Sensitech has agreed to pay rates for these services that are intended to cover all costs associated with performing the manufacturing services.

Indemnification

Under the terms of the Asset Purchase Agreement we have agreed to indemnify Sensitech and its affiliates against any liabilities, including reasonable legal fees and expenses that Sensitech may incur (1) if we breach any of the representations and warranties or fail to perform any of the covenants or any agreement contained in the Asset Purchase Agreement, (2) resulting from any intentional tort, including fraud, willful misconduct or our bad faith in connection with the Asset Purchase Agreement or (3) environmental liabilities. Except if we commit fraud or a willful breach of any representations or warranties under the Asset Purchase Agreement, our indemnification obligations are capped at a total of $250,000 and survive for six months after the closing. Furthermore, Cox Technologies is not required to indemnify Sensitech unless and until losses exceed $25,000, and then from the first dollar to the full extent of such losses up to the $250,000 cap.

Interests of our Directors and Executive Officers

Upon consummation of the asset sale, Dr. James L. Cox, our Chairman, President and Chief Technology Officer and Sensitech will enter into a Consulting and Noncompetition Agreement under which Dr. Cox will perform consulting services to Sensitech as reasonably requested by Sensitech during the first three months after the closing of the asset sale and up to three days per calendar quarter for the following seven calendar quarters. In the agreement, Dr. Cox will also agree not to compete with Sensitech for a two-year period, except with respect to the Vitsab product line and certain products sold through a catalogue business owned by Dr. Cox and his wife. For the consulting services and noncompetition covenant, Dr. Cox and the catalogue business will each be paid $5,000 during the first month of the agreement and Dr. Cox will be paid $10,000 per month for the remaining 23 months of the agreement.

Upon consummation of the asset sale, Brian D. Fletcher and Kurt C. Reid, both of whom serve on our Board and as Co-Chief Executive Officers, will each enter into Consulting and Noncompetition Agreements with Sensitech under which they each will perform consulting services to Sensitech as reasonably requested by Sensitech during the first three months after the closing of the asset sale and up to three days per calendar quarter for the following seven calendar quarters. In the agreements, Mr. Fletcher and Mr. Reid will also agree not to compete with Sensitech for a two-year period. For the consulting services and noncompetition covenants, Mr. Fletcher and Mr. Reid each will be paid $7,500 per month for each of the 24 months of the agreement.

Dr. Cox, Mr. Reid and Mr. Fletcher currently hold stock options on common stock of the company. The Board of Directors has indicated that it intends to accelerate the vesting of in-the-money stock options in order to incentivize holders to remain with the company through closing of the asset sale. If such acceleration is completed, the stock options held by Messrs. Cox, Reid and Fletcher would be accelerated to a lesser extent than other holders of similar options.

In March 2000, we entered into an agreement with Technology Investors, LLC ("TI") whereby TI loaned $2,500,000 to Cox Technologies and we issued to TI a 10% subordinated convertible promissory note in the amount of $2,500,000, the entire principal and interest of which are due on March 10, 2005. Alternatively, the principal amount of the TI note and interest on the note may be converted, at the option of the holder, into shares of Cox Technologies common stock at a conversion price of $1.25 per share. Mr. Fletcher and Mr. Reid are the managers of TI and each has a significant ownership interest in TI. As of December 15, 2003, the principal and accrued interest of the TI note was $3,581,608. If the asset sale is consummated and the liquidation and dissolution of the company is completed, it is anticipated that all creditors of the company will receive full payment from the company, including payments to TI under the TI note.

Non-Solicitation

We have agreed that we will not solicit, initiate, or encourage or participate in any discussions or negotiations regarding or otherwise cooperate with any person concerning any proposal or offer to acquire all or a substantial part of our business. However, in the event that a person makes an unsolicited acquisition proposal, we may furnish information and participate in discussions and negotiations regarding such an acquisition proposal, if the Board of Directors determines in good faith, after receiving written advice from outside counsel, that such action would, under applicable law, be consistent with the exercise of the Board's fiduciary duties.

Termination; Termination Fee

The Asset Purchase Agreement provides that it may be terminated by Cox Technologies, Sensitech and Cox Acquisition Corp. by mutual written consent. The Asset Purchase Agreement may also be terminated by Sensitech and Cox Acquisition Corp. if (1) Cox Technologies has breached any of its representations, warranties or covenants in any material respect and has not cured such breach within 15 days of notice of breach, (2) the closing of the asset sale shall not have occurred on or before the 90th day from the date of the Asset Purchase Agreement because one or more of the conditions to Sensitech's obligations have not been met, or (3) at any time prior to closing current top 50 customers of Cox Technologies indicate they will not transition all of substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $2,500,000. In addition, the Asset Purchase Agreement may be terminated by Cox Technologies if (1) Sensitech or Cox Acquisition Corp. has breached any of its representations, warranties or covenants in any material respect and has not cured such breach within 15 days of notice of breach, (2) the closing of the asset sale shall not have occurred on or before the 90th day from the date of the Asset Purchase Agreement because one or more of the conditions to Cox Technologies' obligation to close have not been met, or (3) an action, suit or proceeding has been brought seeking to prevent, rescind or adversely affect the asset sale.

If we terminate the Asset Purchase Agreement for any reason other than a material breach of the agreement by Sensitech or Cox Acquisition Corp., or if we materially breach the Asset Purchase Agreement and Sensitech subsequently terminates the Asset Purchase Agreement, and within twelve months from the date of termination for either such reason we consummate an alternative transaction involving the direct or indirect sale of all or substantially all of our assets (including by merger, exchange or similar transaction), we will be obligated to pay Sensitech a termination fee of $350,000. The termination fee would also be due if we materially breach any provision of the Asset Purchase Agreement and do not subsequently consummate the asset sale within ninety days following the date of the Asset Purchase Agreement.

In the event that either Sensitech or Cox Acquisition Corp. terminates the Asset Purchase Agreement or takes actions so as to prevent the consummation of the asset sale, for any reason other than a material breach of any provision of the Asset Purchase Agreement by Cox Technologies, Sensitech will be obligated to pay us a termination fee of $350,000.

Other Terms

In the Asset Purchase Agreement, Cox Technologies makes representations and warranties to Sensitech including regarding our corporate status, authority to complete the asset sale, contracts being assumed by Sensitech, intellectual property, financial statements, liabilities, litigation, insurance, inventory, accounts receivable, customers, resellers and suppliers, environmental matters, tax matters, product claims and warranties and title to the assets being sold. Sensitech makes representations and warranties to Cox Technologies regarding Sensitech's corporate status and authority to complete the asset sale.

Cox Technologies also agrees that between signing the Asset Purchase Agreement and closing the transaction we will preserve the assets and business operations, provide Sensitech with access to information related to the assets, not modify any material contracts or enter into material commitments other than in the ordinary course, not encumber our assets, and otherwise not make changes to our business.

The Asset Purchase Agreement also contains closing conditions related to the following: each party's representations and warranties remain true, each party has complied with its covenants, we shall have had net revenues from operations relating to the assets being sold in the asset sale of $8 million for the four fiscal quarters preceding closing, Dr. Cox, Brian Fletcher and Kurt Reid shall have executed their respective Consulting and Noncompetition Agreements, the parties shall have received any third party or governmental consents required for the consummation of the transaction and consents pertaining to the transfer of certain of the assumed contracts, no legal action is pending that would prevent the closing, we shall have received shareholder approval of the asset sale, and each party shall have delivered appropriate documents and certificates set forth in the Asset Purchase Agreement.

The asset sale is not conditioned upon the plan of dissolution being approved. If our shareholders do not also approve the plan of dissolution, we will complete the asset sale to Sensitech if our shareholders approve it and the other closing conditions are met. Our liquidation and dissolution is conditioned upon completion of the asset sale to Sensitech. If the proposed asset sale to Sensitech is not approved by the shareholders or is otherwise not completed we will not complete the liquidation of our remaining assets and will explore all alternatives for continuing to operate our business. We may seek to sell the assets proposed to be sold in an asset sale to a third party since our cash flow from operations is currently not adequate to retire the TI note, and it is unlikely that cash flow will increase in an amount sufficient for us to meet our obligations under the TI note when the principal and accrued interest become due on March 10, 2005. There can be no assurance that any third party will offer to purchase the assets for a price equal to or greater than the price proposed to be paid by Sensitech in the asset sale, or that such assets can be sold at all.

In the event  the plan of  dissolution  is not  approved  and the asset  sale is approved, we will have transferred substantially all of our business and contracts to Sensitech and will not have operations other than those related to Vitsab to generate revenue, and will not have been authorized by the shareholders to distribute the proceeds from the asset sale. With no assets other than those related to Vitsab with which to generate revenues and no plan of liquidation approved, we would use the cash received from the Asset Purchase Agreement to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of dissolution.

If our shareholders approve the asset sale to Sensitech and approve the plan of dissolution, we plan to file the Articles of Dissolution with the North Carolina Secretary of State once our manufacturing obligations to Sensitech end (anticipated to be on or before June 1, 2004).

The following resolution will be offered at the Special Meeting:

"RESOLVED, THAT THE ASSET SALE, PURSUANT TO THE ASSET PURCHASE AGREEMENT, TO SENSITECH BE APPROVED."


Background of the Asset Sale and Dissolution of Cox Technologies

Cox Technologies has experienced cash flow difficulties since 1998. In 1998, Cox Technologies purchased the Vitsab assets from a European company. After the purchase, Cox Technologies expended time and money to set up the Vitsab manufacturing operations in our Belmont facility and to further develop Vitsab and to expand sales efforts for Vitsab.

During the period from 1998 through 2001 Cox Technologies also expended substantial sums of money attempting to develop and market other innovative products, including EDS, RealTime Alert, QualTag, Funatix and FreshTag. With the exception of Vitsab, efforts to develop each of the new products were eventually halted and virtually no revenue was ever generated from any of those products. To date, Vitsab has generated only modest revenues.

Throughout 1999 we made significant efforts to procure a major source of capital. In July of 1999, we believed that we had secured funding in excess of $6 million. However, the financing was conditioned upon events that ultimately did not materialize, and we did not receive the funding. By late 1999, due to the Vitsab expenditures and research and development expenditures on other products, our operations were producing negative cash flow and our cash reserves were nearly depleted.

During 1999, we entered into discussions with another group of investors led by Mr. Brian Fletcher and Mr. Kurt Reid, who are currently our Co-Chief Executive Officers. These discussions resulted in their group, TI, investing $2,500,000 and we issued the TI note. For further information regarding the TI note, please refer to the section titled "Interests of our Directors and Executive Officers."

We planned to use the majority of the proceeds from the TI funding for the continued development of our Vitsab operations and the development of our new proprietary data logger called EDS. However, due to our depleted cash reserves, by the time the TI funding took place in March of 2000, we were behind on payments to many of our vendors as well as other obligations. As a result, a portion of the TI funding was consumed immediately to fulfill these obligations.

Throughout the remainder of 2000, we focused heavily on, and expended a majority of the remaining balance of the TI funding on the development of Vitsab and EDS. When we initiated the EDS project we hired two key engineers to design the EDS logger and associated software. We also committed to pay legal fees of those two engineers for their defense in an ongoing legal proceeding between those engineers and Ryan Instruments, L.P., an industry competitor.

In September of 2000, Sensitech acquired Ryan Instruments. Shortly after Sensitech purchased Ryan Instruments, our legal costs increased dramatically in this dispute due to an escalation in the number of depositions being taken at multiple venues, as the parties prepared for a pending trial date in the spring of 2001. This significant increase in our legal costs caused our cash reserves to decline more rapidly.

On January 5, 2001, Sensitech commenced a lawsuit against Cox Technologies, alleging among other things, that Cox Technologies' new data logger, EDS, violated one or more Sensitech patents. The parties settled the litigation on February 2, 2001 pursuant to an arrangement whereby Cox Technologies agreed to delay the market introduction of EDS and to pay royalties to Sensitech on any future sales of EDS. The litigation between Ryan Instruments and the two engineers was settled at approximately the same time.

The combination of high research and development and litigation expenses and little revenue from new products, resulted in our cash reserves again being nearly depleted at the time the Sensitech litigation was settled as nearly all of the $2,500,000 from the TI funding had been expended. The company also continued to have negative cash flow from operations. Immediately after settling the Sensitech lawsuit, Cox Technologies management focused heavily on cutting expenses and concentrated marketing efforts on it's core traditional products in the Cox Recorder division, as well as continued, yet less intense, marketing of Vitsab. To date, no significant revenues have materialized from Vitsab and we continue to bear the costs of debt incurred to fund the Vitsab operation.

During the balance of 2001 and the first quarter of 2002, management continued to seek capital investments or loans. On May 8, 2002, the Board of Directors received a report from the Mr. Reid and Mr. Fletcher listing 17 potential financing sources that had been contacted regarding potential investment in Cox Technologies, all of whom had declined the opportunity. Throughout the summer of 2002, discussions were held between Cox Technologies and Mr. Reid and Mr. Fletcher regarding a potential investment by TI.

In July 2002, Cox Technologies' principal bank, RBC Centura, notified the company that the company's loans had been moved to the banks "Special Assets" division because the company's loans were significantly under collateralized. Ultimately RBC Centura informed the Company that the Company must develop a method to reduce the aggregate balance on its bank loans from approximately $2.0 million to $1.215 million. The bank stated that the company's failure to do so would result in the bank taking action up to and possibly including forcing the company into bankruptcy.

On July 5, 2002 investment packages were set to six potential institutional investors. None of the potential investors expressed an interest in investing in the company. From August to October 2002, seven asset-based lenders were contacted regarding a possible loan to Cox Technologies. Two of the asset-based lenders did not submit proposals. On October 15, 2002 a final update of the loan proposals submitted from five asset-based lenders and a worksheet to compare those proposals was distributed to the Board of Directors. On October 18, 2002, the Board of Directors met to discuss the five asset-based loan proposals submitted. A Special Committee of the Board of Directors composed of non-employee directors believed the onerous terms contained in the proposals exposed Cox Technologies to substantial risk without solving the company's need for adequate working capital. Because of this concern, the Board of Directors decided not to accept any of the asset-based loan proposals and instead to pursue an equity investment.

Six investment banks were contacted with regard to the project. Three investment banks submitted proposals. In March 2003 Cox Technologies raised $750,000 by selling 12,500,000 shares of its common stock to TI, at a price of $.06 per share, which was two times the $.03 trading price the day prior to announcing the transaction. The proceeds from this transaction were used to satisfy RBC Centura's requirement to reduce its loan balance.

During the two-year period from March 2001 to March 2003, Cox Technologies had improved its financial condition by substantially reducing corporate expenses, disposing of the oil subleases and reducing bank debt. However, because of its financial condition during this period, the company was unable to fund research and development efforts. At the same time, the company managed to maintain revenues in its core products in what had become a dramatically more price competitive market. While revenues had remained fairly steady, the inability to fund research and development resulted in the company having no new proprietary products. During this same time period, a number of potential competitors made significant technological advances with new and innovative products, which we believe pose serious threats to our ability to effectively compete in the markets we serve in the future.

For a number of decades, the traditional device used to monitor temperature in the markets we serve has been a mechanical recorder known in the industry as a graphic recorder. Until 2000, at least 95% of our annual revenue was derived from sale of our proprietary graphic recorder that we manufacture and sell. In the early 1990's competitors began developing the next generation of technology known as the electronic data logger. We purchase all of our electronic data loggers from third party vendors and have no proprietary products of our own in this field.

Cox Technologies management believes that sales of electronic data loggers will continue to increase while sales of graphic recorders will continue to decrease but that the increased sales of data loggers will be at reduced prices as the market matures. Because we rely on third party vendors for our supply of electronic data loggers we are at a disadvantage in this portion of the market.

Furthermore, the 1990's saw aggressive technological development in the worldwide cold chain instrumentation and services marked for products both directly and indirectly competitive with our traditional product lines. In addition to electronic data loggers, which were now being manufactured and marketed by large international companies like Sanyo, Dallas Semiconductor and Testo, worldwide competitors also developed new technologies and devices to service cold chain customers in a variety of industry and geographic sectors. For example, ThermoKing, Carrier, StarTrak, Envirotainer, Cadec and others begin marketing "smart" reefer and container technologies designed to both monitor and help control environmental conditions, like temperature. Mobile Asset Tracking has also emerged as an important competitive industry, with companies like Qualcomm and Savi offering services designed to combine location tracking of mobile assets with environmental monitoring. Most recently, radio frequency identification (RFID) vendors like Alien Technologies and KSW Microtec have developed products designed to trace products at the pallet, case and unit levels, with temperature and environmental monitoring being offered as value-added features. And, companies that specialize in chemical and polymer-based indicators, like 3M, Lifelines and Bioett, continue to compete aggressively for market share and the unit and package level. Many of these new products require as much or more investment in software than the hardware itself, or specialized skill in chemical applications, causing a tidal shift in the kinds of competencies companies like ours needed to remain competitive in what was once a traditional hardware business. Consequently, a market that had grown up around the shipment of produce in the United States has now become a worldwide market for food of all sorts, chemicals, life science products, cosmetics, and a host of other temperature-sensitive products, requiring substantial investment in product development, marketing and international distribution to remain competitive. In light of this rapid change and explosive growth in the worldwide cold chain instrumentation and services market, we have found it increasingly difficult to maintain a sustainable share of our traditional market, and expand into emerging worldwide markets.

A description of the communications and negotiations with Sensitech regarding a potential acquisition follows.

Sensitech first contacted Cox Technologies about a possible combination or acquisition in January 1998. The two sides met at Sensitech's facilities on February 3, 1998. At that time both companies believed that their own companies had excellent growth opportunities, strong products, and competitive market positions. As a result of each party's views of their own prospects it quickly became apparent that no mutually agreeable arrangement could be reached and discussions ended.

In a letter sent to Cox Technologies dated April 23, 1999, Sensitech proposed that it acquire certain assets of Cox Technologies. Discussions continued and one meeting was held. We broke off discussions in July of 1999 because we decided that an asset sale was not in the best interests of Cox Technologies.

On December 11, 2001, Sensitech sent a letter of intent to Cox Technologies offering to purchase most of Cox Technologies' assets for $3 million in cash. Sensitech did not seek to purchase the Company's Vitsab or oil assets. Cox declined this offer, indicating to Sensitech that the offer was substantially below what would be necessary to begin discussions. On January 9, 2002, Sensitech sent a revised letter of intent to Cox Technologies, increasing the aggregate purchase price to $6.1 million, of which $1.5 million was in the form of estimated future royalty payments.

The Cox Technologies Board of Directors determined that the Sensitech offer was inadequate because it was insufficient to satisfy all of Cox Technologies' then existing debt. In addition, a transaction on those terms would leave the company with the liability of disposing of the minimally producing oil subleases and, because the company would be left with no operating business as a revenue stream, there would be no viable means to return any value to shareholders. On January 16, 2002 Cox Technologies advised Sensitech that it would not entertain discussions regarding any offer less than $8.1 million. Cox Technologies reiterated this position on February 6, 2002 in response to further inquiries from Sensitech.

In September 2002 Cox Technologies sold its oil subleases, thereby relieving the company of a non-core business and eliminating potential liabilities that would be an impediment to producing shareholder value.

On April 14, 2003 Sensitech sent a draft Letter of Intent to Cox Technologies, with an offer of $7.4 million for certain assets. Cox Technologies rejected Sensitech's $7.4 million offer as being too low. The company believed its value had increased due to improved cost structure, growth in new business and reduction of bank debt.

On June 3, 2003, Sensitech sent Cox a revised Letter of Intent increasing its offer to $9.1 million, conditioned on the mutual exchange of certain financial and performance information. Cox Technologies rejected this improved offer as being inadequate.

On September 8, 2003, Sensitech again increased its offer to approximately $9.9 million. On September 11, 2003, Cox Technologies responded that the Sensitech offer was sufficient to commence negotiations. From September 11, 2003 through October 19, 2003, the parties continued discussions. On October 19, 2003, Sensitech increased its offer by approximately $600,000 in exchange for confirmation of historic revenue performance and the prompt initiation of financial due diligence.

From October 19, 2003 through December 12, 2003, Sensitech performed its due diligence and the parties negotiated the terms of the Asset Purchase Agreement. On December 12, 2003, the Cox Technologies Board of Directors received the fairness opinion from Ensemble Consulting LLC and met to consider the terms of the Asset Purchase Agreement. After considering various risks and issues facing the company going forward, as compared to the company's opportunities in the future, the Board determined that the asset sale to Sensitech and subsequent dissolution and liquidation would have the highest probability of returning the greatest value to Cox Technologies shareholders. On December 12, 2003, the Cox Technologies Board of Directors unanimously approved the Asset Purchase
Agreement  and the asset  sale on the  terms  set  forth in the  Asset  Purchase
Agreement, and unanimously approved the Plan of Dissolution. On December 12, 2003 we entered into the Asset Purchase Agreement with Sensitech.

Neither before nor during discussions with Sensitech has any third party indicated any interest in presenting an offer or competing offer to merger with or acquire Cox Technologies. Management of Cox Technologies decided not to approach other parties due to its assessment of a variety of risks, including the dearth of other potential strategic acquirors of necessary size or financial means, the expenses associated with "shopping" the company, the negative impact on customer relationships and the risk that Sensitech would discontinue negotiations. In addition, management believes Sensitech has strategic reasons that would compel it to pay more than other prospective buyers.

On December 15, 2003 Cox Technologies disseminated a press release announcing the Asset Purchase Agreement.


Cox Technologies' Reasons for the Asset Sale; Board Recommendation

In approving the proposed asset sale to Sensitech, and recommending that shareholders approve the proposed asset sale, the Board of Directors considered a number of factors before recommending that our shareholders approve the proposed asset sale, including the following:


     * That our debt balances and competitive position require that we receive a significant cash infusion or sell the company;

     * That we have explored other strategic alternatives and received no offers;

     * That Ensemble LLC has rendered its opinion to the Board of Directors that the consideration to be paid for the assets by Sensitech to us is fair to our shareholders from a financial point of view;

     * That we would be entitled to terminate the asset sale, with the payment of a termination fee, and sell the assets to a third party in the event that we receive an offer from a third party to purchase the assets at a price higher than $10,532,000;

     * That the value of our assets, particularly our intellectual property and certain contracts and customer relationships, would decline with the passage of time;

     *    That Sensitech would assume certain of our obligations; and

     * That the asset sale to Sensitech would maximize the amount of cash available for distribution to our shareholders in the liquidation.


The foregoing includes the material factors considered by the Board of Directors. In view of its many considerations, the Board of Directors did not quantify or otherwise assign relative weight to the specific factors considered. In addition, individual members of the Board of Directors may have given different weights to different factors. After weighing all of these considerations, the Board of Directors was unanimous in determining to approve the asset sale and to recommend that our shareholders approve the proposed asset sale to Sensitech.

Opinion of Ensemble Consulting LLC

The Board of Directors of Cox Technologies retained Ensemble Consulting LLC, to act as financial advisor to the Board of Directors, and to render to the Board of Directors an opinion as to the fairness to the shareholders of Cox Technologies, from a financial point of view, of the consideration to be received by Cox Technologies in the asset sale. Ensemble Consulting is an investment banking firm regularly engaged in the provision of fairness opinions and the valuation of businesses in connection with mergers, acquisitions, asset and division sales and other purposes. The Board of Directors selected Ensemble Consulting for its reputation and experience in investment banking. Ensemble Consulting was previously retained by the Board of Directors to provide advise and render its fairness opinion in relation to the March 2003 investment by TI.

Ensemble Consulting delivered to the Board of Directors on December 12, 2003 its Fairness Opinion to the effect that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the Fairness Opinion and described below, the proposed consideration to be received by Cox Technologies in the asset sale was fair, from a financial point of view, to the shareholders of Cox Technologies. A copy of the Fairness Opinion is attached to this proxy statement as Appendix C and is incorporated by reference into this Proxy Statement.

While Ensemble Consulting rendered its Fairness Opinion and provided certain valuation analyses to the Board of Directors, Ensemble was not requested to and did not make any recommendation to the Board of Directors as to the specific amount of consideration to be received by Cox Technologies in the asset sale, which was determined through negotiations between the Cox Technologies and Sensitech. The Fairness Opinion, which was directed to the Board of Directors, addresses only the fairness, from a financial point of view, of the consideration payable to Cox Technologies in the asset sale, does not address the underlying business decision to proceed with the asset sale, or the relative merits of the asset sale compared to any alternative business strategy or transaction in which Cox Technologies might engage and does not constitute a recommendation to any of the Cox Technologies shareholders as to how to vote on the proposal relating to the asset sale.

In arriving at its opinion, Ensemble Consulting's review included:

     The Asset Purchase Agreement;

     The Cox Technologies annual reports on Form 10-K for the fiscal years ended April 30, 1998, 1999, 2000, 2001, 2002 and 2003 and quarterly reports on
     Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, January 31, 2002, July 31, 2002, October 31, 2002, January 31, 2003 and July 31,
     2003;

 The Cox Technologies draft quarterly report dated December 11, 2003 for the quarter ended October 31, 2003

     Cox Technologies' forecasted financial results for the four fiscal years Ended April 30, 2004, 2005, 2006 and 2007;

     Other information from Cox Technologies including marketing pieces and press releases;

     Historical market prices and trading activity of the Cox Technologies common stock;

     Publicly available information on companies that are publicly traded and/or have been acquired in a merger or acquisition transaction, which Ensemble Consulting deemed comparable to Cox Technologies;

In addition, Ensemble Consulting visited the Cox Technologies headquarters and conducted discussions with selected members of the Cox Technologies senior management and Board to discuss the asset sale, the operations, financial condition, future prospects and performance of Cox Technologies.

In conducting its investigation and analyses, and in arriving at its opinion expressed herein, Ensemble Consulting took into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of Cox Technologies and certain other publicly held companies in businesses believed to be comparable to Cox Technologies; (ii) the current and projected financial position and results of operations of Cox Technologies; (iii) the historical market prices and trading activity of the common stock of Cox Technologies; (iv) financial and operating information concerning selected business combinations deemed comparable in whole or in part; (v) the general condition of the securities markets; and (vi) such other factors as were deemed appropriate.

In arriving at its opinion, Ensemble Consulting did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

Sensitech's Reasons for the Asset Sale

In approving the asset sale, the Sensitech Board of Directors considered a number of factors , the most important being the need for increased size and scale provided by the acquisition in order to (1) reduce costs and therefore maintain competitive pricing in markets facing increased and significant price competition, (2) provide revenues to fund aggressive research and development to maintain competitive products and adopt new technologies, (3) attain a meaningful market presence worldwide to become an attractive technology and distribution partner to other logistics providers, and (4) have access to new and less expensive forms of capital to support growth.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed asset sale other than the federal securities laws.

Use of Proceeds from the Proposed Asset Sale

If the asset sale is completed, we anticipate that, of the net proceeds, we will apply an estimated $610,000 to pay off bank debt, an estimated $3,629,000 to pay off the TI note, an estimated $816,000-1,283,100 to satisfy our remaining liabilities and, subsequently, an estimated $5,761,900-7,301,900 to liquidating distributions to our shareholders.

Appraisal Rights

Our shareholders have no appraisal rights in connection with the sale of assets to Sensitech.

Vote Required and Board Recommendation

The approval of the asset sale to Sensitech requires the affirmative vote of a majority of the outstanding shares of our common stock. Members of the Board of Directors and our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately [ ] shares of our common stock (approximately [ ]% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.

The Board of Directors believes that the asset sale is in the best interests of Cox Technologies and our shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                                 PROPOSAL NO. 2

           TO APPROVE THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

General

Our Board of Directors is proposing the plan of dissolution for approval by our shareholders at the Special Meeting. Subject to shareholder approval of the asset sale, the Board of Directors approved the plan of dissolution on December 12, 2003, subject to shareholder approval. A copy of the plan of dissolution, as amended, is attached as Annex B to this proxy statement. Certain material features of the plan are summarized below. We encourage you to read the plan of dissolution in its entirety.

After approval of the plan of dissolution and subject to approval of Proposal 1, our business and operations will be transferred to Sensitech pursuant to the Asset Purchase Agreement, we will no longer have any significant assets or contracts and, other than the transitional manufacturing services provided to Sensitech for a period to end no later than June 1, 2004 and the operation of our Vitsab business until such time as it is sold or otherwise disposed of, our activities will be limited to:


     * filing Articles of Dissolution with the Secretary of State of the State of North Carolina and thereafter remaining in existence as a non-operating entity;

     *    selling any of our remaining assets;

     *    paying our remaining creditors;

     * terminating any of our remaining commercial agreements, relationships or outstanding obligations;

     *    collecting any outstanding amounts due to Cox Technologies;

     * establishing a contingency reserve for payment of our expenses and liabilities;

     *    completing tax filings;

     * complying with the Securities and Exchange Commission reporting requirements; and

     *    preparing to make distributions to our shareholders.


North Carolina law provides that, following the approval of the plan of dissolution by the Cox Technologies shareholders, the Board of Directors may take such actions as it deems necessary in furtherance of the dissolution of Cox Technologies and the wind up of its operations and affairs. In addition, North Carolina law allows the dissolution to be revoked within the 120 days after filing of Articles of Dissolution with the North Carolina Secretary of State. The dissolution plan grants the Board of Directors the right to revoke the dissolution within such time period without seeking shareholder approval of such revocation.

We currently estimate that, assuming that the sale of assets to Sensitech is consummated, the amount ultimately distributed to our shareholders will be in the range of $0.15 to $0.19 per share. The distribution to our shareholders may be reduced by additional liabilities we may incur, the ultimate settlement amounts of our liabilities and our failure to achieve significant value for our non-cash assets. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

After completion of the manufacturing services to Sensitech which are anticipated to end no later than June 1, 2004, our Board of Directors may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the proceeds from the sale of assets to our shareholders pursuant to the plan of dissolution. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, one or more of our officers or a third party to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within one year after the date our Articles of Dissolution are filed with the State of North Carolina, we will transfer our remaining assets to a liquidating trust if we have not already done so.

During the liquidation of our assets, we may pay our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the plan of dissolution. See "Possible Effects of the Approval of the Plan upon the Directors and Executive Officers."

The following resolution will be offered at the Special Meeting:


"RESOLVED, THAT THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION BE RATIFIED AND APPROVED."

Background and Reasons for the Plan of Dissolution


The decision to dissolve our company and distribute any remaining cash to our shareholders is driven by the form of the transaction by which Sensitech has agreed to purchase Cox Technologies' business. An acquisition in the form of a sale of assets would mean that we would need to wind up our company and dissolve, and that shareholders would not receive any distributions until we satisfied all liabilities and completed our dissolution. However, Sensitech would only consider a purchase of Cox Technologies' assets because it did not want to assume all of Cox Technologies' liabilities.

Following the closing under the Asset Purchase Agreement, we will have no operating assets other than the insignificant operations related to Vitsab, and no other means to generate revenue. Revenues from the Vitsab operations were $431,131 for the twelve months ended April 30, 2003 and $175,222 for the six months ended October 31, 2003. These revenues would be woefully inadequate to continue the operations of Cox Technologies as a going concern after the asset sale. A dissolution and distribution of remaining cash to our shareholders is a means to allow our shareholders their pro rata portion, after payment of all of our remaining liabilities, of the proceeds from the asset sale.

Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan

There are many factors that our shareholders should consider when deciding whether to vote to approve the plan of dissolution. Such factors include those risk factors set forth below.

We cannot assure you of the amount, if any, of any distribution to our shareholders under the plan of dissolution.

Liquidation and dissolution may not create value to our shareholders or result in any remaining capital for distribution to our shareholders. We cannot assure you of the precise nature and amount of any distribution to our shareholders pursuant to the plan of dissolution. Uncertainties as to the final purchase price under the Asset Purchase Agreement and certain expenses make it difficult to predict with certainty the distribution, if any, to our shareholders. The actual amount of all distributions will also depend in part upon our ability to convert our remaining non-cash assets not sold pursuant to the Asset Purchase Agreement into cash and we cannot be certain of the final amount of our liabilities.

Our shareholders could vote against the plan of dissolution.

If we do not obtain shareholder approval of the plan of dissolution, we would have to continue our business operations from a very difficult position in light of our announced intent to liquidate and dissolve. After the sale of assets, we will have no assets with which to generate revenue, and we would use the cash received from the Asset Purchase Agreement to pay ongoing operating expenses instead of making a distribution to shareholders pursuant to the plan of liquidation.

We will continue to incur liabilities and expenses that will reduce the amount available for distribution to shareholders.

Liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred as we seek to close the Asset Purchase Agreement and wind down operations. These expenses will reduce the amount of assets available for ultimate distribution to shareholders. If available cash and amounts received on the sale of non-cash assets are not adequate to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our shareholders.

Distribution of assets, if any, to our shareholders could be delayed.

Although our Board of Directors has not established a firm timetable for distributions to our shareholders, the Board of Directors intends, subject to contingencies inherent in winding down our business, to make such distributions as promptly as practicable after the end of the manufacturing obligations to Sensitech. However, we are currently unable to predict the precise timing of any distribution pursuant to our wind down. The timing of any distribution will depend on and could be delayed by, among other things, the timing of sales of our non-cash assets and claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of distributions to our shareholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our shareholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, our shareholders could be held liable for payment to our creditors of each such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

If our shareholders approve the plan of dissolution, we will file Articles of Dissolution with the State of North Carolina dissolving Cox Technologies. Pursuant to the North Carolina Business Corporation Act, we will continue to exist after the dissolution becomes effective to allow us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our shareholders any remaining assets. Under the North Carolina Business Corporation Act, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities during this period, each shareholder could be held liable for a period of five years for payment to our creditors of such shareholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder.

However, the liability of any shareholder would be limited to the amounts previously received by such shareholder from us (and from any liquidating trust or trusts) in the dissolution. Accordingly, in such event a shareholder could be required to return all distributions previously made to such shareholder. In such event, a shareholder could receive nothing from us under the plan of dissolution. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by us will be adequate to cover any expenses and liabilities. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

Our stock transfer books will close on the date we file the Articles of Dissolution with the North Carolina Secretary of State, after which it will not be possible for shareholders to publicly trade our stock.

We intend to close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Articles of Dissolution with the North Carolina Secretary of State, referred to as the "final record date." Thereafter, certificates representing our common stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the shareholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Articles of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

If we fail to retain the services of certain key personnel, the plan of dissolution may not succeed.

The success of the plan of dissolution depends in large part upon our ability to retain the services of certain of our current officers. The retention of certain key personnel such as Kurt Reid and Brian Fletcher is particularly difficult under our current circumstances. Failure to retain these personnel could harm the implementation of the plan of dissolution. If we fail to retain these personnel, we will need to hire others to oversee our liquidation and dissolution, which could involve additional compensation expenses, if such other personnel are available at all. See "--Possible Effects of the Approval of the Plan upon Directors and Executive Officers."

Possible  Effects  of the  Approval  of the Plan upon  Directors  and  Executive
Officers

Following the filing of the Articles of Dissolution with the North Carolina Secretary of State, we will continue to indemnify each of our current and former directors and officers to the extent required under North Carolina law and our Articles of Incorporation as in effect immediately prior to the filing of the Articles of Dissolution. In addition, we intend to maintain our current directors' and officers' insurance policy through the date of dissolution and to obtain runoff coverage for an additional five years after filing the Articles of Dissolution.

Our Board of Directors will take such steps as they deem necessary in order to retain personnel required to complete the orderly dissolution, including providing necessary and reasonable compensation for such services under such circumstances. Brian Fletcher and Kurt Reid will likely be included in the personnel retained to complete the dissolution and liquidation.

Other than as set forth above and as described in "Proposal No. 1--To Approve the Proposed Asset Sale--Interests of our Directors and Executive Officers," it is not currently anticipated that our liquidation will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the plan of dissolution.

Principal Provisions of the Plan

Our liquidation and dissolution is conditioned upon completion of the asset sale to Sensitech.

Subject to closing the asset sale to Sensitech, we will distribute pro rata to our shareholders, in cash or in-kind, or sell or otherwise dispose of, all of our property and assets. The liquidation is expected to commence as soon as practicable after the sale of assets, and to be concluded prior to the first anniversary thereof, or such later date as required by North Carolina law, by a final liquidating distribution either directly to our shareholders or to one or more liquidating trusts. Any sales of our remaining assets will be made in private or public transactions and on such terms as are approved by the Board of Directors. With the exception of the asset sale to Sensitech, it is not anticipated that any further votes of our shareholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors, including the sale of assets associated with the Vitsab product line. See "Proposal No. 1--To Approve the Proposed Asset Sale--General."

The plan of dissolution provides that the Board of Directors will liquidate our assets in accordance with any applicable provision of the North Carolina Business Corporation Act. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct our officers to follow the procedures set forth in the North Carolina Business Corporation Act to:


     *    collect our assets;

     * dispose of properties that will not be distributed in kind to our shareholders;

     *    discharge or make provision for discharging our liabilities;

     * distribute our remaining property among our shareholders according to their interests;

     *    notify known claimants in writing of the dissolution;

     * publish notice of our dissolution and request that person with claims against us present them in accordance with the notice;

     * take every other act necessary to wind up and liquidate or business and affairs.

If deemed necessary by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the first anniversary of the effectiveness of our dissolution, we will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Any of such trusts are referred to in this proxy statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of its capital stock, beneficial interests in any such liquidating trust or trusts.

It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The plan of dissolution provides that the Board of Directors may appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserves; Liquidation Trust."

Our Board of Directors will distribute to our shareholders the maximum amount permissible under applicable law.

After the final record date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the final record date. See "Listing and Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" and "Final Record Date" below.

Following approval of the plan of dissolution by our shareholders, and after consummation of the asset sale and performance of the manufacturing obligations to Sensitech, Articles of Dissolution will be filed with the State of North Carolina dissolving Cox Technologies. Our dissolution will become effective, in accordance with the North Carolina Business Corporation Act, upon proper filing of the Articles of Dissolution with the Secretary of State or upon such later date as may be specified in the Articles of Dissolution. Pursuant to the North Carolina Business Corporation Act, our corporate existence will continue after the dissolution, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our shareholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Liquidating Distributions; Nature; Amount; Timing

Although the Board of Directors has not established a firm timetable for distributions to shareholders if the plan of dissolution is approved by the shareholders, the Board of Directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. We intend that any distributions to the shareholders will be in the form of cash.

The liquidation is expected to conclude prior to the first anniversary of the filing of the Articles of Dissolution in North Carolina by a final liquidating distribution either directly to our shareholders or to a liquidating trust. The proportionate interests of all of our shareholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to shareholders of record on the close of business on the final record date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the plan of dissolution. The actual nature, amount and timing of all distributions will be determined by the Board of Directors or a trustee designated by the Board, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash and pay and settle our significant remaining liabilities and obligations. See
"Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

In lieu of satisfying all of our liabilities and obligations prior to making distributions to our shareholders, we may instead reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidation Trust."

Uncertainties as to the precise value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and miscellaneous office expenses), although currently declining, will continue to be incurred following shareholder approval of the asset sale and plan of dissolution. These expenses will reduce the amount of assets available for ultimate distribution to shareholders, and, while a precise estimate of those expenses cannot currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our shareholders will be reduced and could be eliminated. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan."

Following is a table showing management's estimate of cash proceeds and outlays and of our ultimate distribution to shareholders as of the date of this proxy statement. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The table assumes that we complete the asset sale to Sensitech by [February 6, 2004]. See "Factors to be Considered by Shareholders in Deciding Whether to Approve the Plan" for a discussion of the risk factors related to the plan of dissolution and any potential proceeds which we may be able to distribute to shareholders.

Estimated Distribution to Shareholders

                                                              Low            High
                                                             Range           Range
                                                             -----           -----
Asset Purchase Price                                    $ 10,532,000    $ 10,532,000
    Plus Purchase Price Adjustment (1)                       550,000         750,000
    Less Holdback From Initial Payment (2)                  (250,000)       (250,000)
    Less Adjustment for Customers (3)                       (200,000)           --
                                                        ------------    ------------
Estimated Cash Proceeds at Closing                        10,632,000      11,032,000
Cash Reserves at Closing                                     550,000         750,000
Receipt of Holdback Proceeds from Buyer (2)                   50,000         250,000
Interest Income Earned on Investments                         35,000          75,000
Net Proceeds From Liquidation of Retained Assets              17,000         250,000
                                                        ------------    ------------
      Estimated Gross Cash                                11,284,000      12,357,000
                                                        ------------    ------------

Retirement of RBC Centura Debt (4)                           609,600         609,600
Retirement of TI Note (5)                                  3,628,900       3,628,900
Retirement of Lease Obligations (6)                          118,600         118,600
Operating Expenses (7):                                      200,000         100,000
Income Taxes on Gain on Asset Sale                           250,000         200,000
Professional Fees (attorneys, accountants, other) (8)        205,000         105,000
Directors and Officers Liability Insurance (9)               170,000          85,000
Severance Costs (10)                                         295,000         185,000
Proxy Solicitation (11)                                       25,000          18,000
Trustee Services (12)                                         20,000           5,000
                                                        ------------    ------------
      Estimated Payments and Expenses                      5,522,100       5,055,100
                                                        ------------    ------------
Estimated Cash to Distribute to Shareholders            $  5,761,900    $  7,301,900
                                                        ============    ============
Shares Outstanding as of December 31, 2003                38,331,825      38,331,825

Estimated Per Share Distribution                             $0.15           $0.19
                                                             =====           =====

1. The purchase price adjustment is the amount by which the sum of the purchased receivables and purchased inventory less the amount of the assumed accounts payable deviates from a targeted amount of $1,754,000. Both the low range and high range amounts reflect our belief that the net assets in this comparison will exceed the target amount.

2. As provided in the Asset Purchase Agreement the buyer will withhold $250,000 until 6 months after the closing date at which time that amount will be paid to Cox Technologies subject to reduction as provided in the Asset Purchase Agreement. The high and low range amounts for receipt of the holdback payment reflect our belief that any claims for indemnification could fall between zero and $200,000.

3. In the event that some of our current top 50 customers indicate they will not transition all or a substantially all of their business with Cox Technologies to Sensitech and the aggregate annual revenues from those departing customers exceeds $1,700,000, our estimated cash proceeds at closing would be reduced by such amount. The low range reflects the greatest amount that we believe would be deducted as a result of this adjustment.

4. The principal under our loan facility with RBC as of December 15, 2003 was $651,566. Both the high and low range assumes RBC is repaid on February 6, 2004.

5. The principal and accrued interest under the TI note as of December 15, 2003 was $3,581,608. Both the high and low range assumes TI is repaid on February 6, 2004 in the amount of $3,628,900.

6. The lease obligations of the company represent balances outstanding on equipment leases for equipment located at the Belmont facility. Both low and high ranges reflect our estimate of the amount necessary to retire the debt owed on each lease.

7. Operating expenses constitute fixed and semi-variable costs that continue for some period of time after the sale of assets to Sensitech and up until the time of final distribution. These costs include supplies, utilities, rent, payroll and associated taxes and fringe benefits, janitorial service, bank fees, etc. The low and high ranges reflect managements estimate of the levels to which these costs can be controlled.

8. Professional fees include costs incurred for attorney fees and independent accountants costs for services rendered in connections with the sale of assets, additional SEC filing requirements, conduct of the special shareholders meeting and dissolution of the Company. The high and low range amounts reflect the potential costs that management believes are possible for the level of effort needed to complete these transactions.

9. The Company intends to purchase a Directors and Officers Liability policy to cover claims made against Cox Technologies or its officers and directors for the five year period starting with the date of dissolution. The Company has solicited quotes for this coverage but has not received at the date of this filing specific premium information. The low range cost is based on the Company's current annual cost of coverage and the high range cost is managements best estimate given information available.

10. Severance costs includes both final payments to employees who stay with the Company until their jobs or duties are completed and their positions are terminated, and payments to employees holding vested stock options with a strike price less than the anticipated per share payout to shareholders.

11. Proxy solicitation costs include the printing of proxy material, distribution and return mail costs associated with gathering the shareholders votes, and the fees charged by our transfer agent to administer the process. The low range reflects the costs generally incurred in conducting a regular meeting of shareholders and the high range reflects the potential for additional cost that may be incurred if addition mailing of information to shareholders are required.

12. The Company does not anticipate that the dissolution process will take more than twelve months, however, in the event that this process did extend longer, the Company would be required to engage a trustee to administer and distribute the final proceeds to shareholders. The low range reflects an estimate of trustee fees for one month while the high range reflect an estimate of such fees for four months.


Sales of our Assets

Subsequent to the asset sale to Sensitech, the plan of dissolution contemplates the sale of all of our remaining assets. The plan of dissolution does not specify the manner in which we may sell our remaining assets. Such sales could take the form of individual sales of assets, sales of groups of assets organized by business, type of asset or otherwise, a single sale of all or substantially all of our remaining assets, or some other form of sale. The remaining assets may be sold to one or more purchasers in one or more transactions over a period of time. We will not sell any of the remaining assets to any of our "affiliates" without first obtaining the approval of any such asset sale by our shareholders, excluding the votes of any such affiliate and any other interested shareholder as determined by the Board of Directors in accordance with all applicable laws and regulations.

It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of sales of our remaining assets approved by the Board of Directors, including the sale of assets associated with the Vitsab product line. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets depends largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions, and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

See "Proposal No. 1--To Approve the Proposed Asset Sale--General" for a further description of the proposed sale of substantially all of our assets to Sensitech.

Conduct of Cox Technologies Following Adoption of the Plan

Following approval of the plan of dissolution by our shareholders, completion of the asset sale and completion of our manufacturing obligations to Sensitech, our activities will be limited to distributing our assets in accordance with the plan, establishing a contingency reserve for payment of our expenses and liabilities, including liabilities incurred but not paid or settled prior to approval of the plan of dissolution, selling any of our remaining assets, and terminating any of our remaining commercial agreements, relationships or outstanding obligations and collecting any monies owed to us. Following the approval of the plan of dissolution by our shareholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Articles of Incorporation, including for actions taken in connection with the plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the plan of dissolution.

Reporting Requirements

Whether or not the plan of dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange

Act, even though compliance with such reporting requirements is economically burdensome. If the plan of dissolution is approved, in order to curtail expenses, we will, after filing our Articles of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

Under the North Carolina Business Corporation Act, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following the approval of the plan of dissolution by our shareholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any contingency reserve that may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to shareholders.

The actual amount of the contingency reserve will be based upon estimates and opinions of management and the Board of Directors and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in our financial statements, and reserves for litigation expenses. There can be no assurance that the contingency reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the contingency reserve. Subsequent to the establishment of the contingency reserve, we will distribute to our shareholders any portions of the contingency reserve that we deem no longer to be required. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, we will distribute to our shareholders any remaining portion of the contingency reserve.

If deemed necessary, appropriate or desirable by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts, or other structure we deem appropriate, established for the benefit of our shareholders, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of us and our shareholders for such assets to be distributed directly to the shareholders at such time. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the first anniversary of the effectiveness of the dissolution, we will transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our shareholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

The plan of dissolution authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our shareholders.

We may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the plan of dissolution with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the trustees and us. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our shareholders. The transfer to the trust and distribution of interests therein to our shareholders would enable us to divest ourselves of the trust property and permit our shareholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our shareholders, to be held in trust for the benefit of the shareholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock in order to receive the interests.

It is further anticipated that pursuant to the trust agreements:


     * a majority of the trustees would be required to be independent of our management;

     * approval of a majority of the trustees would be required to take any action; and

     * the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.


Under the North Carolina Business Corporation Act, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should such contingency reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the repayment to creditors out of the amounts theretofore received by such shareholder from us or from the liquidating trust or trusts of such shareholder's pro rata share of such excess.

If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the plan of dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or interest holders under the plan of dissolution.

Final Record Date

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the final record date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the final record date. See "Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" below.

All liquidating distributions from us or a liquidating trust on or after the final record date will be made to shareholders according to their holdings of common stock as of the final record date. Subsequent to the final record date, we may at our election require shareholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to shareholders who have not surrendered their stock certificates may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

We currently intend to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after the final record date.

Thereafter, our shareholders will not be able to transfer their shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.

The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, commercial lenders may not accept the interests as security for loans as readily as more conventional securities with established trading markets. As shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material United States Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

Under the North Carolina Business Corporation Act, our shareholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the plan of dissolution.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation other than federal securities laws and the North Carolina Business Corporation Act.

Material United States Federal Income Tax Consequences

The following discussion is a general summary of the material United States Federal income tax consequences affecting our shareholders that are anticipated to result from the receipt of distributions pursuant to our dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our shareholders subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Cox Technologies stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary Treasury
Regulations, Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the plan of dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the plan of dissolution in all material respects.

No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the plan of dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation. Tax considerations applicable to particular shareholders may vary with and be contingent on the shareholder's individual circumstances. In particular, the discussion below does not apply to a shareholder who also happens to own or possess a beneficial interest in any shares of Sensitech or any of its affiliates.

Federal Income Taxation of Cox Technologies. After the approval of the plan of dissolution and until the liquidation is completed, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. In addition, although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, we may recognize gain upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-shareholder for its fair market value on the date of the distribution. Management believes that we have sufficient usable net operating losses to offset substantially all of any federal income or gain recognized by us for federal income tax purposes.

Federal Income Taxation of our Shareholders. Amounts received by shareholders pursuant to the plan of dissolution will be treated as full payment in exchange for their shares of our common stock. Shareholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A shareholder's tax basis in his, her or its shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto.

A shareholder's gain or loss will be computed on a "per share" basis. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis for that share. Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the shareholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of its taxable year, we will provide shareholders and the Internal Revenue Service with a statement of the amount of cash distributed to our shareholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a shareholder is required to satisfy any liability of ours not fully covered by our contingency reserve (see "Contingent Liabilities; Contingency Reserve; Liquidation Trust"), payments by shareholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual shareholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts . If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that shareholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves will not be subject to Federal income tax. After formation of the liquidating trust or trusts, the shareholders must take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

The tax consequences of the plan of dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax advisor regarding the Federal income tax consequences of the plan of dissolution as well as the state, local and foreign tax consequences.

Effect of Liquidation

The methods used by the Board of Directors and management in estimating the values of our assets are inexact and may not approximate values actually realized. The Board of Directors' assessment assumes that estimates of our liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent or unmatured liabilities that may materialize or mature. For all these reasons, actual net proceeds distributed to shareholders in liquidation may be significantly less than the estimated amount discussed in this proxy statement. Moreover, no assurance can be given that any amounts to be received by our shareholders in liquidation will equal or exceed the price or prices at which our common stock has recently traded or may trade in the future.

Vote Required and Board Recommendation

The approval of the plan of dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Members of the Board of Directors and our executive officers who hold (or are deemed to hold) as of the record date an aggregate of approximately [ ] shares of our common stock (approximately [ ]% of the outstanding shares of common stock as of the record date) have indicated that they will vote in favor of the proposal.

The Board of Directors believes that the plan of dissolution is in the best interests of our shareholders and recommends a vote "FOR" this proposal. It is intended that the shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is the number of shares of Common Stock of the Company owned by certain beneficial owners, the directors, the Chief Executive Officer, the other executive officers, and the directors and executive officers as a group, on January x, 2004.


                                                            Percent
                                                               of
Name                                      Shares (1)         Class
----                                      ----------         -----
Dr. James L. Cox ......................  8,028,108(2)        19.8%
Brian D. Fletcher ..................... 17,083,269(3)        42.8%
Kurt C. Reid .......................... 17,080,269(4)        42.8%
James R. McCue ........................     51,000(5)          *
David K. Caskey .......................     64,000(6)          *
Technology Investors, LLC ............. 15,365,286(7)        37.3%
Directors and executive officers
  as a group (5 persons) .............. 26,941,360(8)        56.1%

* Indicates beneficial ownership of less than 1% of the shares of Common Stock of the Company outstanding on January 5, 2004.

(1)  Includes shares, if any, held by each person's spouse.

(2) Dr. Cox owns 3,280,279 shares directly, 1,005,829 shares are owned by a trust over which Dr. Cox has investment and voting power, and 12,000 shares held by parent. Includes a warrant to purchase 2,500,000 shares. Includes options to purchase 1,230,000 shares exercisable within 60 days of January 5, 2004.

(3) Mr. Fletcher owns 217,983 shares directly. Includes options to purchase 1,500,000 shares exercisable within 60 days of January 5, 2004. Includes 2,865,286 shares beneficially owned through TI and that are issuable upon the conversion of a convertible promissory note at the option of TI. Includes 12,500,000 shares beneficially owned through TI that were issued to TI on March 19, 2003.

(4) Mr. Reid owns 214,983 shares directly. Includes options to purchase 1,500,000 shares exercisable within 60 days of January 5, 2004. Includes 2,865,286 shares beneficially owned through TI and that are issuable upon the conversion of a convertible promissory note at the option of TI. Includes 12,500,000 shares beneficially owned through TI that were issued to TI on March 19, 2003.

(5) Mr. McCue owns 11,000 restricted shares directly. Includes options to purchase 40,000 shares exercisable within 60 days of January 5, 2004.

(6) Mr. Caskey does not own any shares directly. Includes options to purchase 64,000 shares exercisable within 60 days of January 5, 2004.The address for Technology Investors, LLC is 191 Bridgeport Drive, Mooresville, North Carolina.

(7) The address for TI is 191 Bridgeport Drive, Moorseville, North Carolina. Includes 2,865,286 shares owned by TI that are issuable upon the conversion of a convertible promissory note at the option of TI.

(8) Includes a convertible promissory note, warrants and options to purchase, in the aggregate, 9,699,286 shares exercisable within 60 days of January 5, 2004.


Other Matters

The Board of Directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Additional Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

In conjunction with this proxy statement, we are sending you a copy of our most recent Form 10-K for the year ended April 30, 2003 and Form 10-Q for the quarter ended October 31, 2003.

By Order of the Board of Directors,



Dr. James L. Cox

Chairman of the Board, President and Chief Technology Officer

                             COX TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR SPECIAL MEETING ON FEBRUARY , 2004

     The undersigned shareholder of Cox Technologies, Inc. (the "COMPANY") acknowledges receipt of Notice of the Special Meeting of Shareholders and Proxy Statement, each dated January , 2004, and the undersigned revokes all prior proxies  and  appoints  JAMES L. COX and JOHN R.  STEWART,  or each of them,  as proxies for the undersigned, each with the power of substitution or resubstitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina at 9:00 a.m., local time, on February , 2004, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. To approve the proposed sale of substantially all of our assets to Sensitech, Inc.

        FOR                        AGAINST                        ABSTAIN

     2. To ratify and approve the Plan of Complete Liquidation and Dissolution of Cox Technologies, Inc.

        FOR                        AGAINST                        ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           Please sign on reverse side

                           (continued from other side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                    Dated this __ day of ___________, 2004


                    --------------------------------------------
                    (Signature of Shareholder)


                    --------------------------------------------
                    (Signature of Shareholder)

                    Please sign exactly as your name or names appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder must sign.

                                                                         Annex A

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 SENSITECH INC.

                              COX ACQUISITION CORP.
                                       AND
                             COX TECHNOLOGIES, INC.






                                December 12, 2003

                            ASSET PURCHASE AGREEMENT


         This Agreement is entered into as of December 12, 2003, by and among Sensitech Inc. a Delaware corporation (the "Parent"), Cox Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Buyer") and Cox Technologies, Inc., a North Carolina corporation (the "Seller"). The Parent, the Buyer and the Seller are referred to collectively herein as the "Parties."

                                   WITNESSETH
                                   ----------


         WHEREAS, the Seller is engaged in the business of developing and manufacturing equipment for monitoring, recording and managing the temperature of goods in the supply chain (such business, other than the portion of such business relating to Vitsab, the "Business"); and

         WHEREAS, the Seller desires to sell, transfer and assign to the Buyer, and the Buyer desires to purchase and acquire from the Seller, substantially all of the assets of the Seller in return for cash and the assumption of certain specified liabilities.

                                    AGREEMENT
                                    ---------


         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to become legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         For the purposes of this Agreement, the following words and phrases, when used herein, shall have the meanings specified or referred to below:

         "Acquired Assets" means all of the Seller's right, title, and interest in and to all of the properties, assets, rights, privileges and business of the Seller, tangible and intangible, associated with the Purchased Products and related services, as they exist at the Effective Time, including all of
Seller's:

               (a) Purchased Receivables and all records related thereto, as well as all other accounts, notes, trade and receivables, and any Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset;

               (b) Purchased Inventory;

               (c) Office and other equipment which is on the Essential Equipment List;

               (d) Customer lists and records; customer contracts; agreements or arrangements related to distribution, resale, depot, sales and sales agents; books, ledgers, files, documents, and correspondence; plats; drawings and specifications; creative materials, advertising and promotional materials; studies, reports, and other printed or written materials in printed or electronic format, including (to the extent permitted by applicable law) all personnel records of Transferred Employees;

               (e) Claims, deposits, prepayments (including prepaid expenses), refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes) relating to the Acquired Assets;

               (f) Intellectual Property, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

               (g) Franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

               (h) All guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Acquired Assets;

               (i) All stock or other beneficial or ownership interests in any Subsidiary of the Seller, including without limitation any joint venture or distributorship which is a Subsidiary, but excluding any Subsidiary which the Buyer elects not to purchase pursuant to this Agreement;

               (j) Insurance proceeds and the benefits of any insurance policies relating to Product Claims described in paragraph (b) of the definition of Assumed Liabilities;

               (k) Leasehold interests in personal property if the lease is expressly assumed by the Buyer; and

               (m) All goodwill associated with the Business in connection with the Acquired Assets, together with the right to represent to third parties that Parent and Buyer are the successors to the Business associated with the Acquired Assets;

provided, however, that the Acquired Assets shall not include any of the following:

                    (i) any right, title or interest in and to real property or any leases thereto;

                    (ii) any Production Equipment, except Production Equipment which is on the Essential Equipment List;

                    (iii) qualifications to conduct business as a foreign
               corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, corporate minute books, and other documents relating to the organization, maintenance, and existence of the Seller;

                    (iv) any Cash (other than Cash received by the Seller after the Effective Time with respect to or on account of an Acquired Asset);

                    (v) any right, title, interest in or to those certain oil
               field operation, production or sublease properties now or previously owned by Seller;

                    (vi) any right, title or interest in and to an Employee
               Benefit Plan and any liabilities associated thereto;

                    (vii) any right, title or interest in and to any asset
               associated with Vitsab(R), except as set forth in the Vitsab Agreement;

                    (viii) any of the rights of the Seller under this Agreement
               (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand entered into on or after the date of this Agreement); or

                    (ix) any office equipment, machines, tools, fixtures,
               furniture and computers, except such items as are on the Essential Equipment List.

         "Actual Sum" has the meaning set forth in Section 2.06 below.

         "Actual Value" and "Actual Values" has the meaning set forth in Section
2.06 below.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Aggregate Annual Revenues" means, as to any customer which is a Top 50 Customer, the aggregate worldwide revenues, determined in accordance with GAAP, to the Seller (including any Subsidiary of the Seller) from such customer during the 12 months ended October 31, 2003.

         "Agreement" means this agreement among the Parties, as the same may be amended from time to time.

         "Alternate Transaction" has the meaning set forth in Section 5.09 below.

         "Assumed Liabilities" means:

               (a) The Purchased Payables as of the Effective Time; and

               (b) All documented obligations under customer contracts relating to the sale of Purchased Products or under any other contract, the rights to which are an Acquired Asset, including without limitation any warranty or product liability claims and documented commitments for fees, rebates, refunds, concessions, allowances, service commitments and other expenses or payments associated with the Purchased Products shipped or committed to be shipped prior to the Effective Time, which to the extent there is Seller's Knowledge shall be identified in reasonable detail on the Disclosure Schedule, such claims and commitments to be hereinafter referred to as "Product Claims;" provided, however, that Assumed Liabilities shall not include any Product Claims of which there is Seller's Knowledge but which are not disclosed on the Disclosure Schedule;

provided, further, that the Assumed Liabilities shall not include any of the following (collectively, the "Excluded Liabilities"):

                    (i) any liability of the Seller under this Agreement, any
               Related Agreements, or the Non-Disclosure Agreement (or under any other agreement between the Seller on the one hand and the Parent or the Buyer on the other hand) entered into on or after the date of this Agreement;

                    (ii) any liability (including without limitation liabilities for Taxes) shown, or required by GAAP to be shown, as a liability on the Form 10-Q Balance Sheet, other than those listed in (a) and (b) above;

                    (iii) any liability for principal, interest or penalties on any debt, equipment or similar financing;

                    (iv) any liability on any lease of real or personal
               property, license agreement or other agreement which is not expressly assumed by the Buyer;

                    (v) any liability arising under laws or regulations which is not expressly assumed by the Buyer;

                    (vi) any liability which arises from any violation or
               alleged violation of laws or regulations of any governmental authority, including without limitation employment laws, Environmental and Safety Requirements, pension or welfare benefit laws, export laws and business practices regulations;

                    (vii) any liability to employees, for wages, accrued
               vacation or other benefits or pursuant to any employment, retirement, termination or similar agreement, whether or not such liability is shown as an accrued expense on the consolidated balance sheet of the Seller;

                    (viii) any liability related to Vitsab or the present or
               former oil field and lease portions of the business of the Seller;

                    (ix) any liability to any director, officer, shareholder, or holder of options, warrants, or other equity interest, of the Seller;

                    (x) any liabilities related to professional services,
               including without limitation those to financial, legal, audit or tax advisers;

                    (xi) any liabilities to the National Institutes of Health;
               and

                    (xii) any other obligation of the Seller not described in
               (a) or (b) of this definition.

         "Assumption Agreement" means that certain Assignment and Assumption Agreement, by and between the Seller and the Parent, dated as of the Closing Date, attached hereto as Exhibit A.

         "Bill of Sale" means that certain Bill of Sale, by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit B.

         "Board" means a party's board of directors.

         "Break-Up Fee" has the meaning set forth in Section 5.09 below.

         "Business" has the meaning set forth in the second paragraph of this Agreement.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Caskey Employment Agreement" means that certain proposed Employment Agreement by and between the Parent and David K. Caskey, dated as of the Closing Date, attached hereto as Exhibit C.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Claim Notice" has the meaning set forth in Section 7.02 below.

         "Closing" has the meaning set forth in Section 2.04 below.

         "Closing Date" has the meaning set forth in Section 2.04 below.

         "Closing Date Estimated Sum Schedule" has the meaning set forth in
Section 2.06(a).

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Cox Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Dr. James L. Cox, dated as of the Closing Date, attached hereto as Exhibit D.

         "Disclosure Schedule" has the meaning set forth in Article III below.

         "Dispute Period" has the meaning set forth in Section 7.02 below.

         "Effective Time" means 12:01 a.m.., Eastern Standard Time, on the Closing Date.

         "Employee Benefits" has the meaning set forth in Section 10.16(b) below.

         "Environmental Affiliates" of any Person means, with respect to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

         "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

         "Environmental Claim" has the meaning set forth in Section 7.08.

         "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Company or any Seller or any Environmental Affiliate of the Company or any Seller arising under any Environmental and Safety Requirement.

         "Essential Equipment List" means the list compiled by the Parent and delivered to the Seller no less than five (5) days prior to the Closing Date, of those items of production, office and other equipment which are necessary, in the reasonable judgment of the Parent, to be sold to the Buyer to permit transfer and full enjoyment by the Parent or the Buyer of the other assets being purchased pursuant to this Agreement; provided, however, that the Buyer shall permit the Seller to use without charge, for the duration of the Seller's performance under the Manufacturing Agreement, any items of equipment on the Essential Equipment List which are necessary for the Seller to perform its obligations under the Manufacturing Agreement.

         "Estimated Sum" has the meaning set forth in Section 2.06 below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Excluded Liabilities" has the meaning set forth in the definition of Assumed Liabilities.

         "Financial Statements" has the meaning set forth in Section 3.07 below.

          "Fletcher Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Brian D. Fletcher, dated as of the Closing Date, attached hereto as Exhibit E.

         "Form 10-K" means that certain Annual Report on Form 10-K, filed by the Seller with the SEC on July 28, 2003, for the fiscal year ended April 30, 2003.

         "Form 10-Q" means that certain Quarterly Report on Form 10-Q, filed by the Seller with the SEC on September 11, 2003, for the fiscal quarter ended July 31, 2003.

         "Form 10-Q Balance Sheet" has the meaning set forth in Section 3.06.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "Indemnified Party" and "Indemnified Parties" have the meaning set forth in Section 7.02 below.

         "Indemnifying Party" has the meaning set forth in Section 7.02 below.

         "Indemnity Amount" has the meaning set forth in Section 7.02 below

         "Indemnity Notice" has the meaning set forth in Section 7.02 below.

         "Indemnity Period" has the meaning set forth in Section 7.01 below.

         "Independent Accountant" has the meaning set forth in Section 2.07 below.

         "Insurance Policy" has the meaning set forth in Section 3.19 below.

         "Intellectual Property" means, with respect to the Purchased Products,

               (a) All inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

               (b) All trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, including without limitation those certain trademarks associated with the Purchased Products, as defined below; provided, as to the corporate web site of the Seller, the Seller will make appropriate modifications as contemplated by Section 8.02 to direct visitors who are interested in the Purchased Products to the web site of the Parent;

               (c) All copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

               (d) All mask works and all applications, registrations, and renewals in connection therewith;

               (e) All trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

               (f) All computer software (including data and related documentation);

               (g) All other proprietary rights;

               (h) All rights of the Seller with respect to the Purchased Products and arising under non-disclosure, confidentiality, non-competition or similar agreements with employees, consultants and other third parties, or pursuant to so-called shop rights or other common law rights, assigning the information described in subparagraphs (a) through (g) or granting other rights to the Seller with respect to the Purchased Products; and

               (i) All copies and tangible embodiments thereof (in whatever form or medium).

         "Jens" means Jens Rask and his associated companies and business entities, including without limitation Rask Holding ApS, Sandved International ApS and Check-It Company.

         "Lost Customer" means any Top 50 Customer which has, on or after this Agreement has been publicly announced and on or prior to the Lost Customer Measurement Date, indicated in writing or orally to an employee or independent contractor of the Seller whose duties include sales, marketing or finance, or to an officer or supervisory level employee of the Seller, that the Top 50 Customer in question will not transition all or substantially all of its business with the Seller to the Parent or the Buyer or words of similar effect. However, any Top 50 Customer which prior to the Closing retracts its written or oral indication that it will not transition its business to the Parent or the Buyer will not be considered a Lost Customer.

         "Lost Customer Measurement Date" means the date which is the earliest of (a) six weeks following the mailing of the Proxy Statement to the shareholders of the Seller, (b) the beginning of the period after the Required Seller Shareholder Vote during which the Seller grants permission to the Parent to the effect that the Parent may contact all of the Top 50 Customers, or (c) the Closing Date.

         "Manufacturing Agreement" means that certain Manufacturing Services Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing Date, attached hereto as Exhibit F.

         "Material Adverse Effect" means an event, occurrence or change in circumstances that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller, taken as a whole. The loss of employees of the Seller after October 31, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of customers of the Seller prior to November 1, 2003 shall not be deemed to constitute a Material Adverse Effect. The loss of any or all customers other than Top 50 Customers on or after the date this Agreement is publicly announced shall not be deemed to constitute a Material Adverse Effect. The existence of Lost Customers on or after the date this Agreement is publicly announced and prior to the Lost Customer Measurement Date shall not constitute a Material Adverse Effect unless the Aggregate Annual Revenues associated with the Lost Customers equals or exceeds $2,500,000.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.06 below.

         "Net Revenues" means the net revenues from operations relating to the Acquired Assets, determined in accordance with GAAP, during the immediately preceding four fiscal quarters of the Seller.

         "Non-Disclosure Agreement" means the Confidentiality Agreement, dated November 14, 2003, between the Parent and the Seller, attached hereto as Exhibit G.

         "Non-Purchased Receivables" has the meaning set forth in the definition of Purchased Receivables.

         "Non-Transferred Employees" has the meaning set forth in Section 10.16.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to price, quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Party" or "Parties" has the meaning set forth in the preface above.

          "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or governmental entity (or any department, agency, or political subdivision thereof).

         "Product Claims" has the meaning set forth in the definition of Assumed Liabilities.

         "Production Equipment" means any equipment, which Seller owns or has a right, title or interest in, which is used to manufacture or process the Purchased Products.

         "Proxy Statement" has the meaning set forth in Section 5.03.

         "Purchased Inventory" means inventories of finished goods, work in process and raw materials, related to the Purchased Products.

         "Purchased Payables" means, with the exception of Excluded Liabilities, the accounts payable and accrued expenses related to the Purchased Products, as shown in accordance with GAAP on the consolidated balance sheet of the Seller.

         "Purchased Products" means the strip chart and datalogger temperature recording and monitoring products of the Seller, whether or not used for in-transit purposes and whether or not used in connection with food, including without limitation the "Chart Reader," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "DS Pro," "IR-Temp," "IR Laser," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert" and "WP Probe" products; provided, however, that Purchased Products shall not include the Vitsab(R) product line.

         "Purchased Receivables" means accounts receivable related to the Purchased Products, other than (i) those accounts receivable, all or any portion of which from the same customer is in excess of 75 days past due (or has not been paid within 105 days from shipment date, if less than 75 days past due), or
(ii) those accounts receivable designated by the Buyer and reasonably agreed to by the Seller, from a list of accounts receivable that are, in the opinion of the Buyer following reasonable procedures and good faith written advice from Ernst & Young LLP as of a date no earlier than October 31, 2003, a copy of which written advice is shared with the Seller, otherwise doubtful of being collected (the accounts receivable described in (i) and (ii), the "Non-Purchased Receivables").

         "Related Agreement" means any agreement, certificate or instrument executed and delivered by a Party at the Closing or otherwise in connection with the consummation of the transaction contemplated by this Agreement.

         "Reid Consulting Agreement" means that certain Consulting Agreement by and between the Parent and Kurt C. Reid, dated as of the Closing Date, attached hereto as Exhibit H.

         "Release" shall have the meaning set forth in CERCLA.

         "Required Seller Shareholder Vote" has the meaning set forth in Section
5.03 below.

         "Resolution Period" has the meaning set forth in Section 7.02 below.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Security Interest" means any mortgage, pledge, lien, lis pendens, charge, attachment, easement, covenant, restriction or other encumbrance of any nature.

         "Seller" has the meaning set forth in the preface above.

         "Seller's Knowledge" means the actual knowledge that one or more of Dr. James L. Cox, Kurt C. Reid, Brian D. Fletcher, John R. Stewart or David K. Caskey has.

         "Seller Shareholder Meeting" has the meaning set forth in Section 5.03 below.

         "Subsidiary" means any corporation, association, partnership, trust, joint venture, limited liability company or similar entity with respect to which a specified Person (or a Subsidiary thereof) owns or has the right to acquire any of the capital stock or beneficial or ownership interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

         "Target Sum" has the meaning set forth in Section 2.06 below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Technology Investors" means Technology Investors, LLC, a North Carolina limited liability company.

         "Third Party Claim" has the meaning set forth in Section 7.02 below.

         "Top 50 Customer" means each person or entity, including without limitation distributors and other resellers, which purchased Purchased Products or related services from the Seller (including any Subsidiary of the Seller) during the 12 months ended October 31, 2003 and as to which the aggregate of such purchases by the person or entity in question ranks no less than 50th on a list of the largest aggregate purchases by all such persons or entities making such purchases during the period in question. For these purposes, the parties agree that Wal-Mart is not a Top 50 Customer.

         "Transferred Employees" has the meaning set forth in Section 10.16.

         "Transferred Employee Offer" means the form of Employment Offer, attached as Exhibit I, to be offered by Parent to each of the Transferred Employees as of the Effective Date.

         "Vitsab" means any and all of the Vitsab(R) products and operations owned by the Seller and following the Effective Time, any and all substantially similar products, improvements, new versions and derivatives thereof, as well as any processes, products, programs, works of authorship, or techniques, whether or not patentable or registrable under copyright or trademark statutes, and any other intellectual property rights related to any of the foregoing.

         "Vitsab Agreement" means that certain Agreement by and between the Seller, the Parent and the Buyer, dated as of the Closing, attached hereto as Exhibit J.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

         2.01 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer, all of the Acquired Assets, free and clear of all Security Interests, for the consideration specified below in this Article II.

         2.02 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Time, the Buyer agrees to assume and become responsible for payment and/or performance of all of the Assumed Liabilities. Neither the Buyer nor the Parent will assume or have any responsibility whatsoever with respect to any other obligation or liability of the Seller not explicitly included within the definition of Assumed Liabilities.

         2.03 The Purchase Price. The purchase price ("Purchase Price") shall be an aggregate of $10,532,000, subject to adjustment as provided in this Section 2.03, Section 2.06, the last sentence of Section 6.01 and Section 9.01(d) below, and shall be paid in the following manner:

               (a) $9,990,000 in cash (subject to adjustment per Section 2.06(a)), payable to Seller on the Closing Date, by wire transfer or delivery of other immediately available funds;

               (b) $250,000 in cash, payable to the Seller on the date which is six (6) months following the Closing Date, subject to the provisions of Article VII;

               (c) an additional amount equal to 50% of the original cost to the Seller of the items of equipment on the Essential Equipment List, payable in cash at the closing; and

               (d) the assumption of the Purchased Payables, assumed to be $292,000.

         The Purchase Price shall be reduced by the dollar amount, if any, by which the Aggregate Annual Revenues attributable to Lost Customers exceed $1,700,000. For purposes of the Closing, the Parent will rely on the certificate of the Seller referred to in Section 6.01(f), but the Aggregate Annual Revenues attributable to Lost Customers will be subject to review and determination in accordance with the procedures set forth in Sections 2.06(b), (c) and (d).

         2.04 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time, at the offices of Day, Berry & Howard LLP in Boston, Massachusetts, on the day which is the second business day following the Required Seller Shareholder Vote or such other date as the Parties may mutually determine (the "Closing Date").

         2.05 Allocation. The Purchase Price shall be allocated among the Acquired Assets in accordance with their relative fair market values and pursuant to the Code, in each case by the mutual agreement in good faith by the Buyer, the Parent and the Seller, such agreement to be reached within 30 days following final determination of the Actual Values pursuant to Section 2.06. The parties shall report consistently with such allocation on all income tax returns and other statements filed with any governmental body, agency, official or authority. The Buyer, the Parent and the Seller shall furnish each other with a copy of the information it proposes to submit to the Internal Revenue Services at least 30 days prior to the due date for filing such material, and the parties shall furnish information consistent therewith to the Internal Revenue Service in connection with the filing of their federal income tax returns for the respective fiscal year ending on or after the Closing Date.

         2.06 Adjustments of Purchase Price. The Purchase Price specified in
Section 2.03 above assumes that the sum of (i) Purchased Receivables and (ii) Purchased Inventory, less the sum of (iii) Purchased Payables and (iv) Product Claims in excess of $50,000, equals $1,754,000 (the "Target Sum"). Any payment made by either party, pursuant to this Section 2.06 shall be made in immediately available funds.

               (a) Three business days prior to the Closing Date, the Seller, the Parent and the Buyer shall, in good faith and in accordance with GAAP, (i) estimate the Purchased Receivables, the Purchased Inventory, the Purchased Payables and the Product Claims in excess of $50,000 as of the Effective Time, and (ii) prepare a schedule reflecting the same in reasonable detail (the "Closing Date Estimated Sum Schedule") . In the event that the sum of such estimated Purchased Receivables and Purchased Inventory less the sum of such estimated Purchased Payables and such Product Claims in excess of $50,000 (the "Estimated Sum"), as shown on the Closing Date Estimated Sum Schedule, is greater or less than the Target Sum, then the portion of the Purchase Price deliverable at the Closing pursuant to Section 2.03(a) shall be increased or reduced dollar-for-dollar to the extent which the Estimated Sum is greater than or less than the Target Sum. For purposes of making such estimate of Purchased Inventory, during such three business day period, the Buyer shall be permitted to take a physical count of the Purchased Inventory, which process shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such count shall be made available to the Seller.

               (b) Immediately following the Closing, the Buyer shall complete, if required, the process of taking a physical count of the Purchased Inventory, as contemplated by Section 2.06(a), which completion shall be observed by representatives of the Buyer's accountants and one or more representatives of the Seller. The results of such completed inventory count shall be made available to the Seller. Within 60 days after the Closing Date (or earlier if reasonably possible), the Parent and the Buyer shall, in good faith and in accordance with GAAP, calculate the actual Purchased Receivables, Purchased Inventory, Purchased Payables and Product Claims in excess of $50,000 as of the Effective Time (each, an "Actual Value," together, the "Actual Values") and shall submit a schedule showing in reasonable detail the Actual Values and the Actual Sum (as defined below) to Seller for approval. If the parties cannot agree on such Actual Values or Actual Sum within ten (10) business days of their submission to Seller, the disagreement shall be resolved pursuant to Section 2.06(d) below. (The sum of the actual Purchased Receivables and the actual Purchased Inventory less the sum of the actual Purchased Payables and the Product Claims in excess of $50,000 is referred to as the "Actual Sum"). Notwithstanding the foregoing requirements that Purchased Inventory be valued in accordance with GAAP, it is agreed that certain units of returned Purchased Products which are included in the Purchased Inventory as of the Effective Time may be valued at their reusable bill of materials costs (but not in excess of $2.70 per unit); provided, that the Seller agrees to use its reasonable efforts to eliminate such units of returned Purchased Products from Purchased Inventory prior to the Effective Time; and provided, further, that the aggregate increment to the value of Purchased Inventory caused by this valuation methodology will not exceed $25,000 as of the Effective Time.

               (c) Thirty (30) days after submission of the Actual Values and the Actual Sum (or, if there is a disagreement with respect to any Actual Value or the Actual Sum, ten (10) business days after such disagreement is finally resolved pursuant to Section 2.06(d) below),
          (i) the Seller shall pay to Buyer the entire amount, if any, by which the Estimated Sum used at Closing exceeds the Actual Sum, or (ii) the Buyer or the Parent shall pay to Seller the entire amount, if any, by which the Estimated Sum used at Closing is less than the Actual Sum.

               (d) Disagreements with respect to any Actual Value or the Actual Sum not resolved within ten (10) business days of the submission of the same to Seller shall be submitted to a mutually acceptable accountant or accounting firm who or which has not performed services for the Buyer, the Parent or the Seller within the five years preceding the Closing Date (the "Independent Accountant") for resolution whose determination shall be conclusive and binding on the parties hereto. The Buyer, the Parent and the Seller shall use their best efforts to cause Independent Accountant to render its decision within thirty (30) days after the parties' submission of the dispute. In the event that Independent Accountant is unwilling or unable to serve in such capacity, the parties will select a mutually acceptable replacement. The fees and disbursements of Independent Accountant or any replacement thereto for the services set forth in this Section 2.07(e) shall be shared equally between the parties hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         The Seller represents and warrants to the Parent and the Buyer that the statements contained in this Article III are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth on the Disclosure Schedule as the same may be amended on or prior to the Closing Date. All information disclosed in the Disclosure Schedule regardless of where it appears shall be deemed disclosed for purposes of all representations and warranties in this Article III and for other purposes of this Agreement.

         3.01 Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

         3.02 Authorization of Transaction. The Seller has full right, power, authority and capacity to execute and deliver this Agreement and the Related Agreements to which it is or may become party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Seller is or may become a party constitute (or will constitute when executed or delivered) the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms.

         3.03 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the Seller's Articles of Incorporation, charter or bylaws of the Seller, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, instrument, or other arrangement to which Seller is a party or by which it is bound relating to the Acquired Assets or the Assumed Liabilities, or to which any of the Acquired Assets is subject, other than as cured or paid. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         3.04 Title to Assets. Except as set forth in Section 3.04 of the Disclosure Schedule, the Seller has good and marketable title to or a valid leasehold interest in the Acquired Assets.

         3.05 Subsidiaries. Except as set forth in Section 3.05 of the Disclosure Schedule, the Seller has no Subsidiaries and does not own, directly or indirectly, any of the capital stock or beneficial or ownership interests of any corporation, association, partnership, trust, joint venture, limited liability company or similar entity. To the extent applicable, the representations and warranties in this Article III, other than this Section 3.05, shall also be deemed to have been made on behalf of the Subsidiaries, substituting the term "Subsidiaries" for the term "the Seller."

         3.06 Financial Statements. Seller has previously delivered to the Parent and Buyer true and complete copies of the following financial statements (collectively the "Financial Statements"): (i) the unaudited balance sheet and statements of income, retained earnings, and cash flows of the Seller, as filed by Seller in the Form 10-Q; and (ii) audited balance sheets and statements of income, retained earnings, changes in equity, and cash flows of the Seller as filed by Seller in the Form 10-K (the last date of the fiscal year covered by such Form 10-K, the "Most Recent Fiscal Year End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as disclosed in the notes to such financial statements, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, subject, in the case of the Form 10-Q, to year end adjustments. The aggregate revenues of the Seller for the six month period ending October 31, 2003, computed in accordance with GAAP, were no less than $4,900,000. The unaudited balance sheet contained in the Form 10-Q is herein referred to as the "Form 10-Q Balance Sheet."

         3.07 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of the Seller that constitutes a Material Adverse Effect. Without limiting the generality of the foregoing, since that date and to the extent that any of the following individually or when aggregated with other such items of the same or any other category below constitutes a Material Adverse Effect:

               (a) No party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts and licenses) relating to the Acquired Assets or the Assumed Liabilities and involving more than $25,000 to which the Seller is a party or by which it is bound;

               (b) The Seller has not canceled, compromised, waived, or released any material right or claim (or series of related material rights and claims) relating to the Acquired Assets or the Assumed Liabilities;

               (c) The Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

               (d) The Seller has not issued or agreed to issue any substantial customer refunds, allowances or rebates relating to the Purchased Products;

               (e) The Seller has not sold, leased, licensed, furnished, transferred or assigned any Purchased Products or guaranteed any distribution, sales agency or any reseller rights, or created any Security Interest or other encumbrance, as to the Purchased Products, except for sales in the Ordinary Course of Business; and

               (f) The Seller has not entered into any agreement committing the Seller to do any of the foregoing.

         3.08 Undisclosed Liabilities. To the Seller's Knowledge, the Seller does not have any liability included within the Assumed Liabilities (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any such liability), except for (i) liabilities expressly set forth in the Form 10-Q Balance Sheet , and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law). To the Seller's Knowledge, there are no Purchased Payables or Product Claims other than those identified in reasonable detail on the Disclosure Schedule.

         3.09 Legal Compliance. The Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). The Seller has not received any notice from any such governmental authority of any such violation or alleged violation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         3.10 Tax Matters. The Seller has filed in accordance with applicable law all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid or accrued and disclosed to the Parent if material. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in the five year period ending on the Closing Date by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         3.11 Intellectual Property.

               (a) To the Seller's Knowledge, the Seller has the sole and exclusive right to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" as used in the Business, to the extent that any party may, under applicable law, obtain exclusive rights to any such names.

               (b) To the Seller's Knowledge, the Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted. To the Seller's Knowledge, each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

               (c) To the Seller's Knowledge, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller's directors and officers (and employees with responsibility for Intellectual Property matters) have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

               (d) Section 3.11(d) of the Disclosure Schedule identifies each patent, trademark registration or copyright registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark registration which the Seller has made with respect to any of its Intellectual Property, identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) and identifies each website owned by the Seller or used in connection with the Business. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 3.11(d) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3.11(d) of the Disclosure
          Schedule:

                    (i) To the Seller's Knowledge, the Seller possesses all
               right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                    (ii) To the Seller's Knowledge, the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (iii) The Seller has not been served with notice of any
               action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, and, to the Seller's Knowledge, no such action, suit, proceeding, hearing, charge, complaint, claim or demand is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (iv) The Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (e) Section 3.11(e) of the Disclosure Schedule identifies each item of Intellectual Property that the Seller uses in relation to the Acquired Assets, pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Parent and the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section
          3.11 (e) of the Disclosure Schedule, to the Seller's Knowledge;

                    (i) The license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above);

                    (iii) No party to the license, sublicense, agreement, or
               permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iv) No party to the license, sublicense, agreement, or
               permission has repudiated any provision thereof;

                    (v) With respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                    (vi) The underlying item of Intellectual Property is not
               subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (vii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (viii) The Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (f) None of the Seller, the Buyer or the Parent will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued use, license or sales of the Purchased Products in a manner consistent with the operation of the Business prior to the Closing Date.

         3.12 Inventory. The Purchased Inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which are carried in the Financial Statements, in accordance with GAAP (except as provided in the last sentence of Section 2.06(b)). The Seller holds no inventory on a consignment basis.

         3.13 Contracts. Section 3.13 of the Disclosure Schedule lists all written contracts, agreements and other written arrangements, in connection with the Purchased Products, to which the Seller is a party. The Seller has no material oral contracts, or material written contracts which have not been signed by all parties thereto, of the type listed in this Section 3.13. The Seller has delivered to the Parent and the Buyer a correct and complete copy of each written agreement listed in Section 3.13 of the Disclosure Schedule (as amended to date). With respect to each such agreement, to the Seller's

Knowledge: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above); (iii) neither the Seller nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) no party has repudiated any provision of the agreement; (v) no such agreement requires the Seller to supply or purchase goods, services or materials for periods longer than one year or in any guaranteed minimum amount; (vi) no such agreement contains any material penalty or restocking or similar charges to the Seller in the event of its termination; (vii) no such agreement may not be cancelled by the Seller on less than 90 days notice; and (viii) no such agreement grants exclusive territorial distribution or similar marketing rights to a third party for periods greater than one year. Section 3.13 of the Disclosure Schedules lists all of the material agreements with respect to which consent is a prerequisite to assignment.

         3.14 Accounts Receivable. All Purchased Receivables are reflected properly on its books and records, in accordance with GAAP, and are valid receivables subject to no setoffs or counterclaims except normal and customary trade discounts and any reserves for doubtful accounts recorded in the Financial Statements.

         3.15 Litigation. Section 3.15 of the Disclosure Schedule sets forth each instance in which the Seller, in connection with the Acquired Assets or Assumed Liabilities, (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (b) is a party or, to the Seller's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator in any matters relating to the Acquired Assets or the Assumed Liabilities.

         3.16 Product Warranty. To the Seller's Knowledge, each Purchased Product manufactured, sold, or delivered by the Seller has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties; to the Seller's Knowledge, the Seller has no material liability or liabilities (determined individually or on an aggregate basis), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material liability or liabilities, determined as aforesaid, for replacement or repair thereof or other damages in connection therewith; and no Purchased Product manufactured, sold, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3.16 of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Seller (containing applicable guaranty, warranty, and indemnity provisions) relating to the Purchased Products.

         3.17 Product Liability. To the Seller's Knowledge, the Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Purchased Product manufactured, sold, or delivered by the Seller.

         3.18 Customers, Resellers and Suppliers. In connection with the Purchased Products, Schedule 3.18 hereto sets forth a correct and complete list of the revenues from (but not the names of) each of the Top 50 Customers for the 12 months ended October 31, 2003. There are no outstanding disputes with any customers, distributors, resellers, depots, sales agents or suppliers of the Seller's businesses, other than disputes which would not have, individually or in the aggregate, a Material Adverse Effect. To the Seller's Knowledge, (a) since the Most Recent Fiscal Year End, no supplier of the Seller's business has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, whether as a result of the transactions contemplated hereby or otherwise, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a Material Adverse Effect; and (b) from November 1, 2003 to the date of this Agreement, no customer of the Seller has refused to do business with the Seller or has stated its intention not to continue to do business or to change its relationship or arrangements with respect to the Seller's business, other than such refusals, statements of intention, or changes which would not have, individually or in the aggregate, a Material Adverse Effect. Since the Most Recent Fiscal Year End, no substantial customer refunds or rebates have been agreed to by Seller. True and correct copies of all agreements with customers, distributors, resellers, depots and sales agents have been delivered by the Seller to Day, Berry & Howard LLP, attorneys for the Buyer. The certificate of the Seller referred to in Section 6.01(f) will, when delivered to the Parent and the Buyer at the Closing, accurately and completely disclose the Aggregate Annual Revenues attributable to Lost Customers.

          3.19 Insurance. The Seller has provided Buyer with copies of each insurance policy (including policies providing property, casualty, liability) covering the Acquired Assets, to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 18 months (each, an "Insurance Policy"). With respect to each such Insurance
Policy: (i) the Insurance Policy is or was legal, valid, binding, enforceable, and in full force and effect for the periods indicated in such policies; (ii) with respect to each Insurance Policy in effect on the Closing Date, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms for at least seven (7) days (or such shorter period as the Buyer requires to procure replacement coverages) following the Closing Date; provided, that the Seller will continue such insurance coverage with respect to loss of production equipment necessary to perform under the Manufacturing Agreement for the term of the Manufacturing Agreement; (iii) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the Insurance Policy has repudiated any provision thereof.

         3.20 Environmental Matters. Except as set forth on the Disclosure
Schedule:

               (a) The Seller has complied with and is currently in compliance with all Environmental and Safety Requirements, and has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller, to any other Person for whose conduct the Seller is or may be held to be responsible or to any properties or facilities now or previously owned by Seller.

               (b) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their respective properties or facilities or the operation of their respective businesses. A list of all such permits, licenses and other authorizations which are material to the Company or to any of its Subsidiaries is set forth on the Disclosure Schedule.

               (c) Neither this Agreement or any of the Related Agreements nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Seller or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (d) None of the following exists at any property or facility now or previously owned, occupied or operated by the Seller: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

               (e) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Seller for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

               (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including; without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

               (g) The Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (h) No Environmental Lien has attached to any property or facility owned, leased or operated by the Seller.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BUYER
           ----------------------------------------------------------

         The Parent and the Buyer represent and warrant to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement, and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV) except as may be set forth in any supplemental disclosure delivered by the Parent to the Seller on or prior to the Closing Date.

         4.01 Organization of the Parent and the Buyer. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.02 Authorization of Transaction. Each of the Parent and the Buyer has full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements to which it is or may become a party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which the Parent or the Buyer is or may become a party constitute (or will constitute when executed and delivered) the valid and legally binding obligations of the Parent and the Buyer, enforceable in accordance with their respective terms.

         4.03 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Buyer is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Buyer is a party or by which either of them is bound or to which any of their assets are subject, except that the consent of the Parent's lender is required. Neither the Parent nor the Buyer needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

                                   ARTICLE V

                              PRE-CLOSING COVENANTS
                              ---------------------

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date.

         5.01 General. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI below).

         5.02 Notices and Consents. The Seller will give any notices to third parties, and the Seller will use all reasonable efforts (exclusive of payment) to obtain any third party consents that the Parent reasonably may request in connection with the matters referred to in Section 3.03 above. Each of the Parties will give any notices to, make any and further filings with, and use all reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.03 and Section 4.03 above.

         5.03 Preparation of Proxy Statement; Shareholder Meeting.

               (a) As promptly as reasonably practicable following the date of this Agreement, Seller shall prepare and file with the SEC proxy materials reasonably acceptable to the Seller and the Parent which shall constitute the "Proxy Statement." The Proxy Statement shall comply as to all form and all material respects with the applicable provisions of the Securities Act and Exchange Act. The Seller shall, as promptly as practicable after receipt thereof, provide the Parent and the Buyer with copies of any written comments and advise the Parent and the Buyer of any oral comments, with respect to the Proxy Statement received from the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including incorporation by reference) to the Proxy Statement shall be made without the approval of the Parent and the Buyer, which approval shall not be unreasonably withheld or delayed. Seller will use reasonable best efforts to cause the Proxy Statement to be mailed to Seller's shareholders, and shall furnish all information concerning the Seller as may be reasonably requested in connection with any such action. The Seller will advise the Buyer and the Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement. If at any time prior to the Closing Date, any information relating to the Seller, should be discovered by the Seller which should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Seller shall promptly notify the Buyer and the Parent, and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of the Seller.

               (b) The Seller (i) shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable (the "Seller Shareholder Meeting") and shall take all lawful action to solicit the shareholder vote required under applicable law ("Required Seller Shareholder Vote") with respect to a proposal to approve this Agreement and the Related Agreements and to approve the sale of the Acquired Assets as contemplated by this Agreement and the sale or other disposition of Vitsab.

         5.04 Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not, other than in the Ordinary Course of Business, (a) sell any of the Acquired

Assets or sell or license Purchased Products or grant any distribution, sales agency or reseller rights as to the Purchased Products; (b) create any Security Interest with respect to, or otherwise encumber, any Purchased Product; (c) incur any additional Assumed Liabilities; (d) modify, amend or terminate any Insurance Policy without the prior written consent of the Parent; or (e) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.07 above.

         5.05 Preservation of Business. The Seller will use commercially reasonable efforts to keep its business and properties relating to the Acquired Assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with licensers, suppliers and customers.

         5.06 Full Access; Planning for Transition. The Seller will permit representatives of the Parent and the Buyer to have full access at all reasonable times, with reasonable notice and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Acquired Assets, but (until the Closing) not including specific customer names or other confidential customer information. After the proposed transaction contemplated by this Agreement is publicly announced by the Seller, the Seller and the Parent will work together, consistent with the prohibition on revealing customer names, to develop a mutually agreeable, Seller-driven contact plan to optimize the post-Closing transition of the customers and distributors of the Seller to comparable business relationships with the Parent. To the extent and as soon as is feasible, and with the permission of the customers in question, the Seller will permit the Parent to contact from time to time prior to the Closing Date any customer of the Seller which has given an indication that causes the Seller to believe that it has become or is likely to become a Lost Customer. The Seller will have the right to be present, either in person or by telephone, during all contact the Parent has with any such Lost Customer. The Parent and the Buyer will not have any discussions, either directly or indirectly, with Jens prior to the Closing without the prior written consent of the Seller. If the Seller so consents to such discussions, any participation in such discussions by the Parent's European distributor will be conditioned upon the written agreement by the Parent, the Buyer and such European distributor not to acquire an equity interest in, or assets of, Jens or to enter into any type of letter of understanding or other executed document with Jens, in each case for a period of one year from the date of such agreement of the Parent, the Buyer and such European distributor (or if the Closing occurs, until the Closing Date).

         5.07 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any Party pursuant to this Section 5.07, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any breach of any representation or warranty that was inaccurate as of the date it was made or to prevent or cure any breach of covenant.

         5.08 Exclusivity. The Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any partnership interest, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, nothing contained in this Section 5.08 shall prevent the Seller's Board from furnishing information to or entering into discussions or negotiations with any unsolicited Person, if and only to the extent that the Seller's Board shall have determined in good faith, after receiving written advice from outside counsel, that such action would, under applicable law, be consistent with the exercise of the Board's fiduciary duties.

         5.09 Break-Up Fee.

               (a) In the event that either of the following occur, then the Seller shall pay to the Parent a fee of $350,000 (the "Break-Up Fee"):

                    (i) The Seller materially breaches any provision of this
               Agreement and the Buyer and the Parent do not subsequently consummate the transactions contemplated hereby within 90 days following the date of this Agreement; or

                    (ii) The Seller terminates this Agreement, for any reason
               other than a material breach of any provision of this Agreement by the Buyer or the Parent (including without limitation the failure to occur, within 90 days following the date of this Agreement, of any of the conditions specified in Section 6.02 requiring performance by the Parent or the Buyer), and within twelve (12) months from the date of termination of this Agreement, the Seller consummates an alternative transaction involving the sale, direct or indirect (by means of merger, exchange or similar transaction or series of related transactions), of all or substantially all of its assets other than sales of its products in the Ordinary Course of Business (an "Alternate Transaction").

               (b) In the event that either the Buyer or the Parent terminates this Agreement or takes such actions so as to prevent the consummation of the transactions contemplated by this Agreement and the Related Agreements, for any reason other than a material breach of any provision of this Agreement by the Seller (including without limitation the failure to occur, within 90 days following the date of this Agreement, of any of the conditions specified in Section 6.01 and requiring performance by the Seller), then the Parent shall pay the Seller an amount equal to the Break-Up Fee described in Section 5.09(a) above.

               (c) The Break-up Fee will become due in immediately available funds upon the earlier to occur of (i) the closing of an Alternative Transaction, or (ii) the 45th day following the material breach triggering the obligation to pay the Break-Up Fee.


                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

         6.01 Conditions to Obligation of the Parent and the Buyer. The obligation of the Parent and the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) The representations and warranties set forth in Article III above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of the Agreement, and such representation and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing Date, without giving any effect to any amendment to the Disclosure Schedule delivered by the Seller to the Buyer after the date of this Agreement;

               (b) The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

               (c) The Seller shall have procured all of the third party consents specified in Section 5.02 above;

               (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Parent or the Buyer to own the Acquired Assets, or to operate the former businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (e) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

               (f) Kurt C. Reid and Brian D. Fletcher, in their capacities as Co-Chief Executive Officers of the Seller, Dr. James L. Cox, in his capacity as Chairman and Chief Technology Officer of the Seller, John
          R. Stewart, in his capacity as Chief Financial Officer of the Seller, and David K. Caskey, in his capacity as President of the Cox Recorders Division shall have delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit K attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (e) is satisfied in all respects and covering in reasonable detail the amount, if any, of Aggregate Annual Revenues attributable to Lost Customers;

               (g) The Seller's Secretary shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit L attached hereto regarding the Seller's authorizing resolutions and incumbency of officers;

               (h) The Seller shall have executed and delivered to the Parent and the Buyer a certificate in form and substance as set forth in Exhibit M attached hereto to the effect that Net Revenues, calculated in good faith, as of the Effective Time, are at least $8,000,000;

               (i) The Seller shall have executed and delivered the Bill of Sale, and all additional transfer documents required to validly assign to the Parent or the Buyer, in recordable form, all of the Acquired Assets;

               (j) The Seller shall have executed and delivered the Assumption, and all additional transfer documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

               (k) The Seller shall have delivered to the Parent and the Buyer releases of any Security Interests identified in Section 3.04 of the Disclosure Schedule (including, but not limited to the Security Interests of Technology Investors), together with termination statements, discharges and the like in recordable form, or agreements from such secured parties in form acceptable to the Parent and the Buyer to provide such releases, termination statements, discharges and the like upon receipt of the payments specified in such agreements;

               (l) The Seller shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.03 above;

               (m) Dr. James L. Cox shall have entered into the Cox Consulting Agreement;

               (n) Messrs. Brian D. Fletcher and Kurt C. Reid shall have entered into the Fletcher Consulting Agreement and the Reid Consulting Agreement, respectively;

               (o) The Seller shall have executed and delivered the Manufacturing Agreement;

               (p) The Seller shall have executed and delivered the Vitsab Agreement;

               (q) The Parent and the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit N attached hereto, addressed to the Parent and the Buyer, and dated as of the Closing Date; and

               (r) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing; provided, however, that if Seller is unable to satisfy the condition set forth in Section 6.01(h) above, the Buyer may so waive such condition, in which case the portion of the Purchase Price deliverable at the Closing pursuant to Section 2.03(a) shall be reduced dollar-for-dollar to the extent which the Net Revenues, calculated by the Seller in good faith, as of the Effective Time, are less than $8,000,000.

         6.02 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) The representations and warranties set forth in Article IV above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of this Agreement, and such representations and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing, without giving any effect to any supplemental disclosure delivered by the Parent to the Seller after the date of this Agreement;

               (b) The Parent and the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (d) The CEO of the Buyer, in his capacity as CEO of the Buyer, and the CEO of the Parent, in his capacity of CEO of the Parent, shall have delivered to the Seller a certificate in form and substance as set forth in Exhibit O attached hereto to the effect that each of the conditions specified above in Sections 6.02(a) through (c) is satisfied in all respects;

               (e) The Buyer's Secretary and the Parent's Secretary shall have executed and delivered to the Seller certificates in form and substance as set forth in Exhibits P1 and P2 attached hereto regarding the Buyer's and the Parent's charter, by-laws, authorizing resolutions, and incumbency of officers;

               (f) The Parent and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03 above;

               (g) The Seller shall have obtained the Required Seller Shareholder Vote specified in Section 5.03 above;

               (h) The Buyer shall have executed and delivered the Assumption Agreement, and all additional documents required for the Parent and Buyer to validly assume the Assumed Liabilities;

               (i) The Parent shall have entered into the Cox Consulting Agreement;

               (j) The Parent shall have entered into the Reid Consulting Agreement and Fletcher Consulting Agreement;

               (k) The Parent shall have offered employment to David K. Caskey and, if Mr. Caskey so accepted, the Parent shall have entered into the Caskey Employment Agreement;

               (l) The Parent shall have offered employment to each Transferred Employee and, for each Transferred Employee who so accepts, the Parent shall have entered into the Transferred Employee Offer;

               (m) The Seller shall have received from counsel to the Parent and Buyer an opinion in form and substance as set forth in Exhibit Q attached hereto, addressed to the Seller, and dated as of the Closing Date; and

               (n) All actions to be taken by the Buyer and the Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.


                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         7.01 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of six months thereafter and for such longer period as is necessary to resolve any claims which have been asserted in writing during such six month period (the "Indemnity Period").

         7.02 Indemnification.

               (a) The Seller (the "Indemnifying Party") shall indemnify the Buyer and the Parent and their respective officers, directors, shareholders, employees, agents and affiliates (each, an "Indemnified Party" together, the "Indemnified Parties") and hold each of them harmless from and against any Adverse Consequence suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any inaccuracy in or breach of, or any alleged inaccuracy in or alleged breach of, any representation or warranty or failure to perform any covenant or agreement to be performed on or before the Effective Time on the part of the Seller contained in this Agreement; (ii) any intentional tort, including without limitation, fraud (including fraud in the inducement), willful misconduct or bad faith by the Seller in connection with this Agreement, or any transactions contemplated hereby or thereby; and (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and reasonable other expenses incident to any of the matters referred to in clauses (i) and (ii) of this Section 7.02(a). Once it is determined there is such an indemnifiable event, the amount of the Adverse Consequence shall be determined without giving effect to any materiality qualification or any other materiality, dollar limit or similar qualification contained in the representation, warranty, covenant or agreement.

               (b) All claims for indemnification by an Indemnified Party seeking indemnity under this Agreement will be asserted and resolved as follows:

                    (i) In the event any claim or demand, in respect of which an
               Indemnified Party might seek indemnity under this Agreement, is asserted against or sought to be collected from such Indemnified Party by a Person other than a party to this Agreement (a "Third Party Claim"), the Indemnified Party shall deliver a notice (a "Claim Notice") with reasonable promptness to the Indemnifying Party, which Claim Notice shall provide reasonable detail relating to such Third Party Claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim only to the extent that the Indemnifying Party demonstrates that its ability to defend such Third Party Claim has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period (as defined below) whether the Indemnifying Party disputes its liability to the Indemnified Party, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as hereinafter defined).

                    (ii) If the Indemnifying Party notifies the Indemnified
               Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.02, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or may be settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to effect any settlement without the written consent (which shall not be unreasonably withheld) of the Indemnified Party unless (A) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party, (B) such settlement involves no finding or admission of any wrongdoing, violation or breach by any Indemnified Party of any right of any other Person or any applicable laws, contracts or governmental permits, and (C) such settlement has no effect on any other claims that may be made against or liabilities of any Indemnified Party. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided, however, that the Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (ii), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (ii) and, except as provided in the first sentence of this clause (ii) and the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity with respect to such Third Party Claim.

                    (iii) If the Indemnifying Party fails to notify the
               Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to clause
               (ii) above or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim (in each case in accordance with clause (ii) above), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). Subject to the immediately preceding sentence, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (iii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                    (iv) If the Indemnifying Party notifies the Indemnified
               Party that it does not dispute its liability to the Indemnified Party with respect to a Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Adverse Consequences in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Adverse Consequences to the Indemnified Party, pursuant to Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period (as defined below), such dispute shall be resolved by litigation in a court of competent jurisdiction. The "Resolution Period" means the period ending 30 days following expiration of the Dispute Period.

                    (v) In the event any Indemnified Party should have a claim under this Agreement against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party, which Indemnity Notice shall provide reasonable detail relating to such claim, including the amount of Adverse Consequences claimed, to the extent known. If the Indemnified Party fails to provide the Indemnity Notice with reasonable promptness, but in no case later than the termination of the Indemnity Period, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such claim only to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced by such failure of the Indemnified Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Adverse Consequences in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party, pursuant to Section 7.02(c) below. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

               (c) Notwithstanding anything to the contrary in this Section 7.02, the Indemnifying Party's obligation to indemnify an Indemnified Party from and against any Adverse Consequences resulting from any claim identified in a Third Party Notice or an Indemnity Notice shall be subject to the following limitations:

                    (i) the Indemnifying Party shall be liable to the
               Indemnified Party only to the extent that Adverse Consequences identified in the Third Party Notice or the Indemnity Notice, or in any prior Third Party Notice or Indemnity Notice, as the case may be, are in excess, in the aggregate, of twenty five thousand dollars ($25,000) (at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all such Adverse Consequences relating back to the first dollar); and

                    (ii) the aggregate amount of all payments made by the
               Indemnifying Party to the Indemnified Party in satisfaction of claims for indemnification covered by Claim Notices or Indemnity Notices first presented to the Indemnifying Party during the Indemnity Period shall not exceed, in the aggregate, $250,000 (the "Indemnity Amount"); and

                    (iii) claims for indemnification allowed with respect to the
               Indemnity Period shall be set-off against any remaining amounts held by the Parent in accordance with Section 2.03(b).

         7.03 Effect of Resolution of Claims. Any indemnity liability satisfied by the Indemnifying Party out of the Indemnity Amount, pursuant to Section 7.02 above, will be treated for tax purposes as an adjustment to the Purchase Price.

         7.04 Exclusivity of Indemnification Provisions. The foregoing indemnification provisions are the exclusive remedy available to the Parent or the Buyer for breaches of representations or warranties contained in this Agreement, except in the case of fraud or a willful breach by the Seller of any representations or warranties under this Agreement.

         7.05 Right of Set-off. In the event of any failure of the Seller to pay amounts to the Parent or the Buyer which are due pursuant to Section 2.06(c) of this Agreement or pursuant to the Vitsab Agreement or the Manufacturing Agreement, the Parent or the Buyer, as the case may be, may, following no less than 10 days written notice to the Seller and without precluding the pursuit of any other applicable remedy, elect to set-off the amount of such failure against the remaining amount otherwise payable pursuant to Section 2.03(b) of this Agreement.

         7.06 Resolution of Claims. Subject to the foregoing provisions of this
Article VII, the Indemnified Party shall notify the Indemnifying Party of any claims for indemnification. If the Indemnifying Party does not object by written notice to the Indemnifying Party within 10 days of receipt of the notice of the claim, the claim shall be deemed allowed for purposes of this Article VII. If the Indemnifying Party objects to the allowance of the claim within such 10 day period, such claim shall be resolved by binding arbitration in Charlotte, North Carolina by a single arbitrator pursuant to the then-current Commercial Arbitration rules of the American Arbitration Association, and judgment on the arbitration award may be entered in any court of competent jurisdiction. Except to the extent that the arbitrator determines otherwise, the parties to the dispute shall share equally the arbitrator's fees and any administrative fees, but shall otherwise bear their own expenses. Notwithstanding the foregoing, the following procedural rules shall apply to the arbitration. The arbitrator shall be familiar with contracts of the type represented by this Agreement. The arbitrator shall limit discovery to those items that in the judgment of the arbitrator are essential to the determination of the matters in dispute. Except for any stenographer and the arbitrator, attendance at the arbitration shall be limited to the parties and their counsel and witnesses. Except as necessary for purposes of an action to enforce, modify or vacate the arbitration award, all documents and other information submitted to the arbitrator, including any transcript of the proceedings and the arbitrator's award, shall be confidential and shall not be disclosed to anyone other than the parties and their counsel and financial advisors.

         7.07 Termination of Indemnification. If, at the end of the Indemnity Period (a) the Indemnified Parties have not submitted any claims of indemnification pursuant to this Article VII; or (b) all claims of indemnification submitted by the Indemnified Parties have been satisfied pursuant to this Article VII, then the Parent shall promptly deliver the remaining portion (if any) of the amount withheld pursuant to Section 2.03(b) to the Seller by wire transfer or other immediately available funds.

         7.08 Special Provisions for Environmental Matters. The parties hereto further agree as follows:

               (a) Environmental Claims. The Seller shall indemnify the Indemnified Parties and hold each of them harmless from and against any Adverse Consequence (including costs of cleanup, containment, or other remediation) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any Environmental Claim. For purposes of this Agreement, an "Environmental Claim" shall include any of the following:

                    (i) any liability or corrective investigatory or remedial
               obligation relating to any Environmental and Safety Requirements arising out of or relating to:

                         (A) (1) the ownership, operation, or condition at any
                    time on or prior to the Closing Date of the any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest, or (2) any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were present on any property or facility owned, leased or operated by the Seller at any time on or prior to the Closing Date;

                         (B) (1) any hazardous materials, substances or wastes,
                    chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Seller by any other Person for whose conduct Seller is or may be held responsible at any time on or prior to the Closing Date, or (2) any activities that were, or were allegedly, conducted by the Seller or by any other Person for whose conduct the Seller is or may be held responsible; or

                    (ii) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Seller or any other Person for whose conduct the Seller is or may be held responsible, in any way arising from or allegedly arising from any activity conducted or allegedly conducted with respect to any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest prior to the Closing Date, or from any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation or other contaminants that were (A) present or suspected to be present on or before the Closing Date on or at any property or facility owned, leased or operated by the Seller (whether real, personal, or mixed and whether tangible or intangible) in which Sellers has or had an interest (or present or suspected to be present on any other property, if such materials or contaminants emanated or allegedly emanated from any of the Seller's properties or facilities and was present or suspected to be present on such properties or facilities or prior to the Closing
               Date) or (B) Released or allegedly Released by the Seller or any other Person for whose conduct the Seller is or may be held responsible, at any time on or prior to the Closing Date.

A claim for indemnification by any of the Indemnified Parties in connection with an Environmental Claim shall be treated for all purposes as any other Third Party Claim, and shall, without limiting the foregoing, comply with the procedures and be subject to the same Indemnity Period and aggregate Indemnity Amount set forth in this Article VII.

               (b) Full Release. For good and valuable consideration, the receipt of which is hereby acknowledged, the Seller hereby on its behalf, and on behalf of any successors, predecessors, subsidiaries, affiliates, agents, principals, attorneys and assigns, hereby releases and forever discharges the Indemnified Parties together with each of their successors, predecessors, heirs, executors, administrators, agents, attorneys and assigns, from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matters related in any way to any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever or matter related in any way to Environmental and Safety Requirements from the beginning of the world to the date hereof, known and unknown. The Seller will provide written confirmation of the provisions of this Section 7.08(b), in the form attached as Exhibit R, at the Closing.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

         The Parties agree as follows with respect to the period following the Closing.

         8.01 Further Assurances; Access by the Parent and the Seller to Systems and Records; Integration of Customer Databases. In case at any time after the Closing any further action is necessary or desirable to effectively transfer and assign to, and vest in, the Parent or the Buyer each of the Acquired Assets, the Seller will take such further action without further consideration (including the execution and delivery of such further instruments and documents) as the Buyer reasonably may request. Such action will include without limitation the referral to the Parent of all inquiries from customers or prospective customers for any of the Purchased Products. After the Closing, the Seller will, and will cause its professional advisors and agents to, cooperate with the Parent and the Buyer to permit the Buyer to (i) enjoy the Seller's rating and benefits under the workers' compensation laws of applicable jurisdictions, to the extent permitted by such laws, and (ii) file on a timely basis all reports required to be filed with any government or governmental agency. Following the Closing, the Parent will provide to the Seller reasonable access to the accounting, sales, business and, to the extent permitted by applicable law, personnel data and records of the Seller in the possession of the Parent or its agents to the extent requested to enable the Seller to account for pre-Closing activities of the Seller and to wind down the Business, and the Seller may retain copies, in electronic or hard copy form, of any such records which do not constitute proprietary or trade secret information in relation to the Business. Following the Closing, the Seller will provide to the Parent reasonable access to the computer systems and accounting, sales, business and, to the extent permitted by applicable law, personnel records of the Seller in the possession of the Seller or its agents to the extent requested to enable the Parent to manage and account for the Acquired Assets and Business, and the Parent may make copies, in electronic or hard copy form, of any such data and records to the extent that they relate to the Business. Following the Closing, the Parent and the Seller will take reasonable steps to permit the Parent to integrate the customer database of the Seller for Purchased Products with the customer database of the Parent.

         8.02 Announcements; Web Site Modifications. Any announcements by the Seller or the Parent of the execution of this Agreement or the consummation of the transactions contemplated hereby will be subject to the reasonable, advance approval of the Seller and the Parent. The Seller and the Parent will cooperate in modifying the Seller's web site as contemplated by subparagraph (b) of the definition of Intellectual Property above. The expense of such modification will be borne by the Seller. Following such modification, which shall be effective on the Closing Date, visitors to such web site who have an interest in Purchased Products will be directed by an appropriate announcement, reasonably acceptable to the Seller and the Parent, and linked to the web site of the Parent.

         8.03 Use of Seller's Facilities. For a period of up to four months after the Closing (but no later than June 1, 2004 unless the Parent makes suitable arrangements at its expense with the Seller's landlord), the Seller will allow the Transferred Employees to operate out of Seller's facilities and use its telephones, computers, and all necessary office equipment; provided, however, that Seller shall not collect any rent or any share of overhead administrative or other expenses from the Transferred Employees, the Parent or the Buyer.

         8.04 Use of Names. The Seller acknowledges and agrees that as a result of the consummation of the transaction contemplated hereby, the Buyer is acquiring all of Seller's rights to use the names "Chart Reader," "CHR Recorder," "Cox," "Cox1," "Cox3," "CoxBlue," "Cox Digital Pulp Probe," "Cox MiniTemp FS," "Cox TempTester IR," "Cobra," "DataSource," "Dickson Recorder," "DFR Logger," "DS Pro," "IR-Temp," "IR Laser," "PC Transit Logger," "PC Transit Software," "SmartProbe," "TempList," "ThermalPro," "Tracer," "Tracer Software," "RealTimeAlert," "Teletemp Recorder" and "WP Probe" domestically and internationally, for which the Seller acknowledges that it will have received full and adequate consideration pursuant to this Agreement, and that the Seller will not use, or grant to any third party the right to use, such names or any similar names subsequent to the Closing; provided, that the Seller may continue to use the name Cox Technologies, Inc. as its corporate name.

         8.05 Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not, directly or indirectly, (a) engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner be connected with, or lend its name or credit to, or render services or advice to, in any business whose products or activities compete in whole or in part with the Purchased Products or related activities of the Seller conducted on the Closing Date in any geographic area in which the Seller conducts that business as of the Closing Date; (b) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, whether directly or for the benefit of any other person or entity, any employee of the Parent or the Buyer; or (c) interfere with the Parent's or the Buyer's relationship with any person, including any employee, contractor, supplier or customer, or otherwise disparage the Parent or the Buyer or any of their respective officers, directors, employees or agents; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; provided, further, that the restrictions in this Section 8.05 shall not apply to Vitsab. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.05 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         8.06 Confidentiality. Until the Closing, the Parent and Buyer shall keep confidential all nonpublic information concerning the Seller furnished by the Seller to the Parent or the Buyer in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law. Whether or not the Closing is held hereunder, the Parent and Buyer shall continue to maintain such confidence. The Seller shall keep confidential all non-public information concerning the Parent furnished by the Parent to the Seller in connection with the transactions contemplated hereby, unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder. Whether or not the Closing is held hereunder, the Seller shall continue to maintain such confidence. In addition, if the Closing occurs, the Seller shall keep confidential, shall not disclose to third parties and shall not use in any manner which may injure or cause loss or may be calculated to injure or cause loss, directly or indirectly, to the Parent or the Buyer, all non-public information concerning the organization, business, finances or assets of the Seller unless compelled to disclose such information by judicial or administrative process or by other requirements of law, including without limitations the Securities Act, the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

         8.06 Vitsab Sales Representative. To the extent and for the duration (but in no event longer than one year) that the Seller's sales representative for the Vitsab product line is employed by the Parent after the Closing Date, the Parent will permit such sales representative to spend up to one-half (1/2) day per week on Vitsab-related activities without charge-back for the salary of such sales representative associated with such time spent. The Parent shall not, however, be responsible for funding or reimbursing any Vitsab-related travel or other expenses or any incentive or similar payments related to Vitsab activities.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

         9.01 Termination of Agreement. Subject to Section 5.09, this Agreement may be terminated as follows:

               (a) The Parent, the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) The Parent and the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing
          (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before the 90th day from the date of this Agreement, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from the Parent or the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

               (c) The Parent and the Buyer may terminate this Agreement if, at any time after the date of this Agreement and prior to the Closing, the amount of Aggregate Annual Revenues attributable to Lost Customers exceeds $2,500,000.

               (d) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Parent or the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Parent of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (ii) if the Closing shall not have occurred on or before the 90th day from the date of this Agreement, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from the Seller's breaching any representation, warranty, or covenant contained in this Agreement); and

               (e) The Seller may terminate this Agreement at any time prior to the Closing if an action, suit or proceeding of the type described in Sections 6.01(d) or 6.02 (c) shall be filed and be pending. If the Seller, and the Parent and the Buyer, agree jointly to defend such an action, suit or proceeding, the Parent shall bear the reasonable costs, including attorneys fees, of such defense (but not any monetary damages awarded against the Seller or any of its shareholders or other investors) unless and until the action, suit or proceeding is settled, dismissed or decided by final, nonappealable decision; provided, that if the Closing shall occur following such a settlement, dismissal or final, nonappealable decision, one-half of such defense costs shall be paid by the Seller as a credit to the Purchase Price. No settlement of any such action, suit or proceeding shall be made without the written consent of both the Seller and the Parent, which consent shall not be unreasonably withheld.

         9.02 Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Seller, the Parent or the Buyer, pursuant to this Article IX, written notice will be given to the other parties and this Agreement will terminate (other than Sections 5.09, 8.06, 10.01 and this Section 9.02) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (a) Upon request therefor, each of the parties hereto will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same;

               (b) No party will have any further liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement (except as provided in Sections 5.09, 8.06, 10.01 and this
          Section 9.02), unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

               (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.


                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.01 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

         10.02 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.03 Entire Agreement. This Agreement, the Related Agreements and the Non-Disclosure Agreement constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.04 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to one or more of its affiliates.

         10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.07 Notices. All notices, consents, requests, waivers, demands, claims, and other communications hereunder must be in writing. Any notice, consent, request, waiver, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand or if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below; provided, that in either case a copy is mailed by registered mail, return receipt requested, to the appropriate addresses set forth below:


If to the Seller:                      Cox Technologies, Inc.
                                       69 McAdenville Road
                                       Belmont, North Carolina 28012-2434
                                       Attn: Kurt C. Reid and Brian D. Fletcher,
                                       Co-chief  Executive Officers
                                       Fax: 704-896-8602
with a copy to:                        Robert M. Donlon
                                       Morris, Manning & Martin, LLP
                                       6000 Fairview Road
                                       Suite 1125
                                       Charlotte, NC 28210
                                       Fax: 704-556-9554


If to the Parent or the Buyer:         Sensitech Inc.
                                       800 Cummings Center.
                                       Suite 258X
                                       Beverly, MA 01915
                                       Attn: Eric B. Schultz
                                       Fax: (978) 921-2112

with a copy to:                        Thomas C. Chase
                                       Day, Berry & Howard LLP
                                       260 Franklin Street
                                       Boston, MA 02110
                                       Fax: (617) 345-4757


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, ordinary mail, or electronic mail), with a copy to the appropriate addresses set forth below delivered by the same means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without regard to conflicts of laws principles.

         10.09 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent, the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of Warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.11 Expenses. Each of the Parent, the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. In the event of any inconsistency between the statements contained in this Agreement and those contained in the Disclosure Schedule, the statements contained in this Agreement will control. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. With regard to all dates and time periods set forth in this Agreement, time is of the essence.

         10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

         10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding Article VII or any other provision herein, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof

         10.15 Bulk Transfer Laws. The Parent and the Buyer acknowledge that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement, and the Buyer waives any recourse it may have against the Seller as a result of failure to comply with such laws.

         10.16 Employee Matters.

               (a) Transferred Employees.

                    (i) Offer of Employment. Subject to and in accordance with the provisions of this Section 10.16, the Parent will make offers of employment to those certain employees of the Seller identified in Schedule 10.16(a), in each case contingent on consummation of the transactions contemplated by this Agreement and the recommendation of the Seller at the Closing. If the Seller makes no such recommendation about any one or more such employee(s), the parties hereto acknowledge and agree that the Parent shall not be obligated to hire such employee(s). Subject to the provisions of this Section 10.16, the Parent's offers to such employees shall be substantially in the form set forth in Exhibit
               I. Upon Closing, the Buyer shall hire such employees to whom it has made an offer in accordance with this Section 10.16 and who accept such offer in the manner and within the time frame reasonably established by the Parent. Each such employee who is employed by the Seller at the Effective Time and who actually transfers to employment with the Parent at or after the Effective Time as a result of an offer of employment made by the Parent is hereafter referred to as a "Transferred Employee." All other Employees are hereinafter referred to as "Non-Transferred Employees."

                    (ii) Transition. The employment by the Seller of the
               Transferred Employees shall end at the Effective Time, and the employment of the Transferred Employees by the Parent shall commence no earlier than at 12:01 a.m. on the day after the Effective Time. The terms of employment with the Parent shall be as mutually agreed to between each Transferred Employee and the Parent, subject to the provisions of this Section 10.16. Between the date of this Agreement and the Effective Time, the Seller will provide each Transferred Employee with the same level of compensation, or higher, as that currently provided by the Seller. Neither the Parent nor the Buyer shall have any obligation with respect to payments of vacation pay, sick pay, health or similar benefits, commissions, bonuses (deferred or otherwise), termination pay, severance pay, redundancy payments, payments with respect to employee benefit plans, stock or stock options or any other payments in the nature of fringe benefits (collectively, "Employee Benefits") due to any Transferred Employee or Non-Transferred Employee that was earned, whether accrued or unaccrued, on or prior to the Effective Time. The Seller will be fully responsible for all amounts payable to any employee, including (without limitation) all Employee Benefits, wages or other compensation, earned, whether accrued or unaccrued, by Transferred Employees and Non-Transferred Employees on or prior to the Effective Time.

                    (iii) Retention of Prospective Transferred Employees Prior
               to Closing. The Seller agrees to use its best efforts to retain the prospective Transferred Employees as employees of the Business until the Effective Time, and to assist the Parent in securing the employment after the Effective Time of such prospective Transferred Employees. The Seller shall not transfer any prospective Transferred Employee to employment with the Seller outside of the Business prior to the Closing or without the consent of the Parent. The Seller shall notify the Parent promptly if, notwithstanding the foregoing, any prospective Transferred Employee terminates employment with the Seller after the date of this Agreement but prior to the Closing.

               (b) Compensation and Benefits of Transferred Employees. Coverage for Transferred Employees under the Parent's compensation and Employee Benefit Plans and other programs shall commence no earlier than 12:01 a.m. on the day after the Effective Time. The Parent shall not assume any of the Seller's employee benefit plans.

               (c) Other Employees of the Business. The Seller acknowledges that the Non-Transferred Employees shall not be employees of the Parent or the Buyer after the Closing.

               (d) No Right to Continued Employment or Benefits. No provision in this Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with the Seller, the Buyer or the Parent or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by the Seller, the Buyer or any Affiliate of the Seller or the Buyer. Except as otherwise expressly provided in this Agreement, neither the Parent nor the Buyer is under any obligation to hire any employee of the Seller, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of the Seller whom the Parent and the Buyer choose not to employ.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


         SELLER:                    COX TECHNOLOGIES, INC.


                                    BY:  /s/ Kurt C. Reid
                                        ----------------------------------------
                                              Kurt C. Reid
                                              Co-Chief Executive Officer

                                    BY:  /s/ Brian D. Fletcher
                                        ----------------------------------------
                                              Brian D. Fletcher
                                              Co-Chief Executive Officer


          PARENT:                   SENSITECH INC.


                                    BY:  /s/ Eric B. Schultz
                                        ----------------------------------------
                                              Eric B. Schultz
                                              Chairman of the Board &
                                              Chief Executive Officer


          BUYER:                    COX ACQUISITION CORP.


                                    BY:  /s/ Eric B. Schultz
                                        ----------------------------------------
                                              Eric B. Schultz
                                              Chairman of the Board &
                                              Chief Executive Officer

                                LIST OF EXHIBITS

Assumption Agreement                                                   Exhibit A

Bill of Sale                                                           Exhibit B

Caskey Employment Agreement                                            Exhibit C

Cox Consulting Agreement                                               Exhibit D

Fletcher Consulting Agreement                                          Exhibit E

Manufacturing Agreement                                                Exhibit F

Non-Disclosure Agreement                                               Exhibit G

Reid Consulting Agreement                                              Exhibit H

Transferred Employee Offer                                             Exhibit I

Vitsab Agreement                                                       Exhibit J

Certificate of the Seller's Co-CEOs, Chairman and
 Chief Technology Officer, Chief Financial Officer and President of Cox Recorders Division pursuant to
 Section 6.01(f)                                                       Exhibit K

Seller's Secretary's certificate pursuant to Section 6.01(g)           Exhibit L

Seller's certificate pursuant to Section 6.01(h)                       Exhibit M

Seller's counsel's opinion pursuant to Section 6.01(q)                 Exhibit N

Buyer's certificate pursuant to Section 6.02(d)                        Exhibit O

Buyer's Secretary's and Parent's Secretary's certificates
 pursuant to Section 6.02(e)                                    Exhibits P1 & P2


Parent's and Buyer's counsel's opinion pursuant to
 Section 6.02(m)                                                       Exhibit Q

Seller's confirmation pursuant to Section 7.08(b)                      Exhibit R

                                                                         Annex B


                 PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF
                             COX TECHNOLOGIES, INC.


This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Cox Technologies, Inc., a North Carolina corporation (the "Company"), in accordance with the North Carolina Business Corporation Act (the "NCBCA") and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Company's Common Stock to take action on the Plan and ratify the Company's actions taken to date on the Plan. If shareholders holding a majority of the Company's outstanding common stock (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company, as of the date of the consummation of the sale of substantially all of the Company's assets pursuant to a certain Asset Purchase Agreement dated December 12, 2003 by and among Sensitech, Inc., Cox acquisition Corp. (the "Adoption Date").

     2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Company shall complete the following corporate actions: The Board of Directors will liquidate the Company's assets in accordance with any applicable provision of the NCBCA. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at it option, instruct the officers of the Company to follow the procedures set forth in Sections 55-14-06 and 55-14-07 of the NCBCA which instruct such officers to give notice of the dissolution to all persons having a claim against the Company.

     4. The distributions to the shareholders pursuant to Sections 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's shareholders, the Board of Directors or the Trustees (as defined below), in their absolute discretion, may require the shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (iii) the date on which the Company files its Articles of Dissolution under the NCBCA, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     5. If any distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such shareholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the shareholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of its shareholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company. The Board of Directors may appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the shareholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the shareholders of the Company. The Company, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable.

     7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to its shareholders of all assets and properties of the Company prior to [date one year after date of shareholder meeting] then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

     8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, file with the Secretary of State of the State of North Carolina articles of dissolution (the "Articles") in accordance with the NCBCA. The dissolution may be revoked by action of the Board of Directors alone.

     9. Under this Plan the Board of Directors may approve the sale, exchange or other disposition in of all of the property and assets of the Company, including any sale, exchange or other disposition in liquidation of less than a majority of the property and assets of the Company to affiliates of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions.

     10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.

     12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its articles of incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension in time and coverage of the Company's insurance policies currently in effect.

     13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's shareholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the shareholders to the extent permitted by the NCBCA.

     14. The Board of Directors of the Company is hereby authorized, without further action by the Company's shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                         Annex C


December 12, 2003



Board of Directors
Cox Technologies, Inc.
69 McAdenville Road
Belmont, NC  28012-2434


Re: Opinion of Financial Advisor

Gentlemen:

We understand that Cox Technologies, Inc. ("Cox Technologies" or the "Company"), a North Carolina corporation, proposes to enter into an asset purchase agreement (substantially in the form of the draft dated December 12, 2003 and hereinafter referred to as the "Asset Purchase Agreement") with Sensitech Inc. and Cox Acquisition Corp. (the "Purchasers") which provides for the acquisition of certain assets and assumption of certain liabilities by the Purchasers as outlined and adjusted in the Asset Purchase Agreement for an aggregate purchase price of $10,532,000 ("Consideration") (herein referred to as "the Transaction").

The Board of Directors of the Company has requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be paid by the Purchasers in connection with the Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have completed the following:

1. Reviewed the financial terms and conditions contained in the December 12, 2003 draft of the Asset Purchase Agreement among the Company and the Purchasers and assumed the final form of the Asset Purchase Agreement would not vary in any respect material to our analysis;

2. Reviewed Cox Technologies' annual reports on Form 10-K for the fiscal years ended April 30, 1998; 1999; 2000; 2001; 2002 and 2003 and quarterly reports on Form 10-Q for the quarters ended July 31, 2001; October 31, 2001; January 31, 2002; July 31, 2002; October 31, 2002; January 31, 2003; and
     July 31, 2003;

3. Reviewed Cox Technologies' draft quarterly report dated December 11, 2003 prepared for the pending Form 10-Q filing for the quarter ended October 31, 2003;

4. Interviewed selected senior management and board members of Cox Technologies, Inc. to discuss the Transaction, the operations, financial condition, future prospects and performance of the Company;

5. Reviewed the Company's forecasted financial results for the four fiscal years ended April 30, 2004; 2005; 2006 and 2007;

6. Reviewed various other information from the Company including marketing pieces and press releases;

7. Reviewed the historical market prices and trading activity of the common stock of the Company;

8. Reviewed publicly available information on companies that are publicly traded and/or have been acquired in a merger or acquisition transaction, which we deemed comparable to the Company; and

9. Conducted such other analyses, studies and investigations, as we deemed appropriate under the circumstances for rendering the opinion expressed herein.


Except as expressly set forth above, we were not provided and did not review any documentation, preliminary or otherwise, regarding the valuation of the individual assets of the Company.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and judgments of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

It is understood that this Opinion is for the information of the Board of Directors in connection with its evaluation of the Transaction and does not constitute a recommendation to the Purchasers or any holder of shares of common stock of Cox Technologies, Inc. as to whether to enter into the Asset Purchase Agreement or to take other action in connection with the Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated November 5, 2003 (the "Engagement Letter") with the Board of Directors, and subject to the understanding that the obligations of Ensemble Consulting LLC in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Ensemble Consulting LLC shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates unless permitted by the Engagement Letter. This letter speaks only as of its date and we are under no obligation and do not undertake any obligation to update the Opinion at any time after the date hereof.

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying the Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be paid by the Purchaser in connection with the Transaction is fair to the shareholders of Cox Technologies, Inc. from a financial point of view.

Sincerely,

/s/ Justine E. Tobin

Ensemble Consulting LLC